                                                                    EXHIBIT 10.3

[***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                            ASSET PURCHASE AGREEMENT



                                 BY AND BETWEEN




                          BRAINTREE LABORATORIES, INC.

                                       and

                             NABI BIOPHARMACEUTICALS






                                  JUNE 23, 2003

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of June 23, 2003 by and between Braintree Laboratories, Inc., a Massachusetts corporation (the "Seller"), and Nabi Biopharmaceuticals, a Delaware corporation (the "Buyer"). The Seller and the Buyer are referred to collectively herein as the "Parties."

                                  INTRODUCTION


         The Seller is engaged, among other matters, in the business of manufacturing, marketing and selling a line of phosphate binder calcium acetate products known as the Phos-Lo product line (such business being referred to as the "Product Line Operations "); and

         The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, the Seller's right, title and interest in and/or the right to use certain assets and properties of the Seller relating to the Product Line Operations, subject to the assumption by the Buyer of specified related liabilities, upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I-
                                   DEFINITIONS

         1.1 DEFINITIONS. Whenever used in this Agreement, the terms defined below shall have the indicated meaning:

         "ACQUIRED ASSETS" shall have the meaning set forth in Section 2.1(a).

         "ACQUISITION PROPOSAL" shall have the meaning set forth in Section 5.4.

         "ACT" means the Federal Food, Drug and Cosmetic Act, 21 U.S.C. 321, et seq., as amended, and the rules and regulations promulgated thereunder.

         "ADDITIONAL CASH PAYMENTS" shall have the meaning set forth in Section 2.2(a)(ii).

         "AGREED AMOUNT" shall have the meaning set forth in Section 7.3(b).

         "AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement.

         "AFFILIATE" shall mean, with respect to any Person, any Person which directly or indirectly through stock ownership or otherwise either controls, or is controlled by or under common control with, such Person.

         "ANCILLARY AGREEMENTS" shall have the meaning set forth in Section 2.3(b).

         "APPLICABLE PERMITS" shall have the meaning set forth in Section 3.13.

         "ASSIGNED CONTRACTS" shall have the meaning set forth in Section 2.1(a)(ii).

         "ASSIGNED PERMITS" shall mean the Applicable Permits which are identified on Section 3.13 of the Seller's Disclosure Schedule as Assigned Permits.

         "ASSUMED LIABILITIES" shall have the meaning set forth in Section
2.1(c).

         "ASSUMPTION AGREEMENT" shall have the meaning set forth in Section 2.3(b)(vi).

         "BUNDLED CONTRACTS" shall mean those contracts, agreements or arrangements (oral or written) pursuant to which the Seller is either (a) selling to third parties Phos-Lo Products together with other products of the Seller not included in the Acquired Assets, or (b) receiving from third parties services related to the Product Line Operations together with services related to other businesses of the Seller, including without limitation agreements between the Seller and group purchasing organizations and rebate agreements, including those contracts, agreements and arrangements identified as Bundled Contracts on SCHEDULE 2.1(B)(VII) hereto.

         "BUSINESS DAY" shall have the meaning set forth in Section 2.3(a).

         "BUYER" shall have the meaning set forth in the first paragraph of this Agreement..

         "BUYER CERTIFICATE" shall have the meaning set forth in Section 6.2(d).

         "BUYER COMMON STOCK" shall have the meaning set forth in Section 2.2(a)(i).

         "BUYER INDEMNITEES" shall have the meaning set forth in Section 7.1.

         "BUYER MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that, individually or in the aggregate (unless otherwise noted),
(a) is materially adverse to the business, financial condition or results of operations of the Buyer (other than changes, effects or circumstances that are the result of economic factors affecting the economy as a whole or that are the result of factors generally affecting the industry or specific markets in which the Buyer competes which factors do not substantially disproportionately affect the Buyer) or (b) materially impairs the ability of the Buyer to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that a "Buyer Material Adverse Effect" shall not include any adverse change, effect or circumstance (i) arising out of or resulting from acts or omissions by the Buyer as contemplated by or pursuant to this Agreement, (ii) arising out of or resulting from acts or omissions of the Seller, including without limitation acts or omissions contemplated by or pursuant to this Agreement, or (iii) that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

         "BUYER PREFERRED STOCK" shall have the meaning set forth in Section
4.2.

         "BUYER REPORTS" shall have the meaning set forth in Section 4.5.

         "BUYER'S DISCLOSURE SCHEDULE" means the Disclosure Schedule provided by the Buyer to the Seller on the date hereof.

         "CLAIM NOTICE" shall have the meaning set forth in Section 7.3(b).

         "CLAIMED AMOUNT" shall have the meaning set forth in Section 7.3(b).

         "CLOSING" shall have the meaning set forth in Section 2.3(a).

         "CLOSING DATE" shall have the meaning set forth in Section 2.3(a).

         "CLOSING CASH PAYMENT" shall have the meaning set forth in Section 2.2(a)(i).

         "CLOSING RESTRICTED PERIOD" shall have the meaning set forth in Section 9.2.

         "CLOSING STOCK PAYMENT" shall have the meaning set forth in Section 2.2(a)(i).

         "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in Section 5.3(a).

         "DAMAGES" shall have the meaning set forth in Section 7.1.

         "DEFERRED PAYMENT PERIOD" shall have the meaning set forth in Section 2.4.

         "DEFERRED PAYMENTS" shall have the meaning set forth in Section 2.4.

         "DESIGNATED INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 3.8(a).

         "DISCOUNTS" means amounts claimed as discounts with respect to Phos-Lo Products sold (a) on or before the Closing Date or (b) under any Excluded Contract.

         "ENVIRONMENT" means any surface water, ground water, drinking water supply, land surface or subsurface strata, or ambient or indoor air.

         "ENVIRONMENTAL LAW" means any federal, state, provincial, or municipal statute, rule or regulation as in effect as of the date of this Agreement relating to the protection of the Environment or occupational health and safety, including without limitation any statute or regulation pertaining to (a) the presence, manufacture, processing, use, treatment, storage, disposal, transportation, handling or generation of Materials of Environmental Concern;
(b) air, water and noise pollution; (c) groundwater and soil contamination; or
(d) the Release or threatened Release of Materials of Environmental Concern to the Environment.

         "ENVIRONMENTAL LIABILITIES" means regardless of whether any of the following are contained in any Disclosure Schedule to this Agreement or otherwise disclosed to the Buyer prior to the Closing, any and all costs (including without limitation the costs of investigation, clean up actions, remedial actions or other response costs) (whether known or unknown, foreseen or unforeseen, contingent or otherwise, fixed or absolute or present or arising in the future), asserted against or incurred by the Buyer arising out of or relating to any of the following conditions or events, first occurring on or before the Closing Date: (a) the presence, Release, or exposure to Materials of Environmental Concern in connection with the operation of the Product Line Operations at, on, in, or from any property currently or formerly owned, leased or operated by the Seller or its predecessors on which the Product Line Operations were conducted, (b) any Off-Site Liability, and (c) any violation of any Environmental Law in connection with the Product Line Operations (including any costs and expenses incurred after the Closing to come into compliance with such Environmental Law).

         "ENVIRONMENTAL MATTERS" means any legal obligation or liability arising under Environmental Law.

         "ENVIRONMENTAL PERMITS" shall have the meaning set forth in Section 3.11(c).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.1(b).

         "EXCLUDED CONTRACTS" shall have the meaning set forth in Section 2.1(b)(vii).

         "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 2.1(d).

         "EXCLUDED PERMITS" shall mean the Applicable Permits which are identified on Section 3.13 of the Seller's Disclosure Schedule as Excluded Permits.

         "FDA" shall have the meaning set forth in Section 2.1(a)(i).

         "FDA APPROVAL" means the definitive approval, clearance or authorization of the FDA that allows Seller to make, sell, promote, market and distribute the Products for therapeutic use in humans on a lawful and commercial basis in the United States.

         "FINISHED GOODS INVENTORY" shall have the meaning set forth in Section 2.1(a)(xii).

         "GAAP" means generally accepted accounting principles as used in the United States of America, consistently applied.

          "GOOD PRACTICES" means compliance in all material respects with the applicable requirements contained in "Good Laboratory Practices,"
"Investigational New Drug" and/or "current Good Manufacturing Practices" regulations as promulgated by the FDA.

         "GOVERNMENTAL AUTHORITY" shall mean any governmental department, commission, board, bureau, agency, court or other instrumentality of the United States, or any county, jurisdiction, municipality or other political subdivision thereof.

         "GOVERNMENTAL FILINGS" shall have the meaning set forth in Section 5.1(a).

         "HART-SCOTT-RODINO ACT" shall have the meaning set forth in Section
3.3.

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section 7.3(a).

         "INDEMNIFYING PARTY" shall have the meaning set forth in Section
7.3(a).

         "INFORMATION" shall have the meaning set forth in Section 9.1(a).

         "INTANGIBLE PROPERTY RIGHTS" shall mean those set forth in Section 2.1(a)(v).

         "KNOWLEDGE OF THE SELLER" shall have the meaning set forth in Article III.

         "KNOWLEDGE OF THE BUYER" shall have the meaning set forth in Article
IV.

         "LIEN" shall mean any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, license, covenant, or other encumbrance (including the filing of, or agreement to give any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

         "MANUFACTURING AGREEMENT" shall have the meaning set forth in Section 2.3(b)(viii).

         "MASTER FORMULATIONS" shall have the meaning set forth in Section 2.1(a)(v).

         "MATERIALS OF ENVIRONMENTAL CONCERN" means any hazardous substance, pollutant or contaminant, as those terms are defined under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or similar Environmental Laws; solid waste and hazardous waste, as those terms are defined in the Federal Resource Conservation and Recovery Act or similar Environmental Laws; oil, petroleum and petroleum products; asbestos or asbestos-containing materials, polychlorinated byphenyls ("PCBs"), radioactive materials and any other hazardous or toxic substances, materials or wastes.

         "MEDICAL PRODUCT REGULATORY AUTHORITY" means any Governmental Authority that is concerned with the safety, efficacy, reliability, manufacture, investigation, sale or marketing of pharmaceuticals, medical products, biologics or biopharmaceuticals, including, without limitation, the FDA.

         "NDA FILING DATE" shall have the meaning set forth in Section 3.5(a).

         "NDAS" shall have the meaning set forth in Section 2.1(a)(i).

         "OFF-SITE LIABILITIES" means Environmental Matters resulting from any transportation, treatment, storage, disposal or Release, or the arrangement therefor, in connection with the Product Line Operations, of any Materials of Environmental Concern, to or at any property, location, site or facility other than a Product Line Property.

         "PARTIES" shall have the meaning set forth in the first paragraph of this Agreement.

         "PATENT AGREEMENT" shall have the meaning set forth in Section
2.3(b)(v).

         "PATENT RIGHTS" shall have the meaning set forth in Section 2.1(a)(iv).

         "PERSON" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization, including a federal, state, local or foreign government or regulatory entity or political subdivision or an agency or instrumentality thereof.

         "PHOS-LO GELCAP" means the size 0 capsule dose of Phos-Lo (667 mg) or the size 2 (333.5 mg) capsule dose of Phos-Lo as approved in NDA 21-160.

         "PHOS-LO NET SALES" means the excess of (a) the gross amount invoiced by the Buyer or its subsidiaries or Affiliates from or on account of sales or other dispositions of any Phos-Lo Products over (b) any Phos Lo Net Sales Deductions. The Buyer shall allocate Phos-Lo Net Sales Deductions to the Phos-Lo Products in a manner consistent with the manner in which it allocates similar deductions to products in the balance of its business. Phos-Lo Net Sales shall not result from any transfer among the Buyer and any of its subsidiaries or Affiliates for resale, but shall result from the resale by the subsidiary or Affiliate.

         "PHOS-LO NET SALES DEDUCTIONS" means with respect to invoiced sales of Phos-Lo Products:

                  [***].

         "PHOS-LO NET SALES STATEMENT" shall have the meaning set forth in
Section 2.4(b).

         "PHOS-LO PRODUCTS" means the products set forth on SCHEDULE A hereto. For purposes of Phos-Lo Net Sales, (i) any similar calcium acetate phosphate binder products, in any variation, in any dosage form or by any name and (ii) any other product marketed under the Phos-Lo trademark or under any other trademark that is confusingly similar to the Phos-Lo trademark.

         "PHOS-LO SUBLICENSE INCOME" means all amounts, monetary or non-monetary, collected or received by or paid or credited to or for the benefit of the Buyer or its Affiliates from non-Affiliate third parties in connection with or related to the licensing or sublicensing to such third parties of rights to the Phos-Lo Products in the United States, including without limitation all upfront fees, milestone payments and royalties but excluding transfer pricing amounts paid in respect of Phos-Lo Products supplied to such third parties.

         "PHOS-LO TABLETS" means the round tablet dose of Phos-Lo (667 mg) as approved by NDA 19-976.

         "PRODUCT LINE OPERATIONS" shall have the meaning set forth in the Introduction.

         "PRODUCT LINE PROPERTIES" means all real property that is used in the Product Line Operations.

         "REBATE CHARGES" means amounts claimed by or under Medicaid, state rebate programs, pharmaceutical benefit management organizations, managed care organizations, and other Persons (collectively, "Rebate Parties") as rebates under contracts between the Rebate Parties and the Seller (it being agreed that, with respect to Medicaid and state rebate programs, such amounts shall be limited to claims with respect to the Seller's NDC numbers).

         "REGISTRATIONS" shall have the meaning set forth in Section 2.1(a)(i).

         "REGISTRATION INDEMNIFIED PARTY" shall have the meaning set forth in
Section 9.8(d)(iii).

         "REGISTRATION INDEMNIFYING PARTY" shall have the meaning set forth in
Section 9.8(d)(iii).

         "REGISTRATION STATEMENT" shall have the meaning set forth in Section 9.8(a).

         "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Materials of Environmental Concern).

         "RESTRICTED BUSINESS" shall have the meaning set forth in Section 9.2.

         "RETAINED MARKS" shall have the meaning set forth in Section 9.3(a).

         "SCIENTIFIC DATA" shall have the meaning set forth in Section 3.19(a).

         "SEC" shall have the meaning set forth in Section 4.5.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" shall have the meaning set forth in the first paragraph of this Agreement.

         "SELLER MATERIAL ADVERSE EFFECT" shall have the meaning set forth in
Section 3.1.

         "SELLER CERTIFICATE" shall have the meaning set forth in Section
6.1(d).

         "SELLER INDEMNITEES" shall have the meaning set forth in Section 7.2.

         "SELLER'S DISCLOSURE SCHEDULE" shall have the meaning set forth in
Article III.

         "SHARES" shall have the meaning set forth in Section 2.2(a)(i).

         "SPECIFICATIONS" shall have the meaning set forth in Section 3.18.

         "TAXES" (and with correlative meanings, "TAX" and "TAXABLE") shall mean all taxes of any kind imposed by a Governmental Authority, including but not limited to those on, or measured by or referred to as income, gross receipts, financial operation, sales, use, AD VALOREM, value added, alternative or add-on minimum, franchise, profits, license, withholding, payroll (including all contributions or premiums pursuant to governmental social security laws or pursuant to other tax laws and regulations), employment, excise, or severance.

         "TAX RETURNS" shall mean all reports, returns, schedules and any other documents required to be filed with a Governmental Authority with respect to Taxes.

         "THIRD PARTY CLAIM" shall have the meaning set forth in Section 7.3(a).

         "THIRD PARTY CONSENTS" shall have the meaning set forth in Section 5.1(a).

         "TRADEMARK AGREEMENT" shall have the meaning set forth in Section 2.3(b)(v).

         "TRADEMARK RIGHTS" shall have the meaning set forth in Section 2.1(a)(iii).

         "TRANSITION SERVICES AGREEMENT" shall have the meaning set forth in
Section 2.3(b)(viii).

         "WHOLESALER CHARGES" means amounts claimed by wholesalers of the Phos-Lo Products as chargebacks under contracts between group purchasing organizations, FSS and PHS (collectively, "GPOs") and the Seller and amounts claimed by GPOs as administrative or marketing fees under contracts between GPOs and the Seller.

                                  ARTICLE II-
                                 ASSET PURCHASE

         2.1 PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES.

                  (a) TRANSFER OF ASSETS. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Seller shall sell, convey, assign, transfer and deliver to the Buyer (or one or more of its assignees), and the Buyer shall purchase and acquire from the Seller, all of the Seller's right, title and interest in and to the following specifically identified assets, properties and rights of the Seller used in connection with and relating to the Product Line Operations (the "Acquired Assets"), free and clear of all Liens other than Liens for Taxes that are not yet due and payable and Liens arising solely by action of the Buyer.

                           (i) the regulatory approvals, registrations and
associated materials (including the product dossier) relating to Phos-Lo Products and the Product Line Operations (the "Registrations"), including without limitation the New Drug Applications (No. 19-976 and No. 21-160) issued by the United States Food and Drug Administration (the "FDA") (together with all amendments, supplements and updates thereto (the "NDAs")), and the other approvals, registrations, and associated materials set forth on SCHEDULE 2.1(A)(I) hereto, but excluding any manufacturing registrations;

                           (ii) the oral and written contracts, licenses,
agreements and other instruments related to the Product Line Operations set forth or described on SCHEDULE 2.1(A)(II) hereto (the "Assigned Contracts");

                           (iii) the name "Phos-Lo" and any variant thereof, the
trademarks and trade names and all registrations thereof and all related registration applications set forth on SCHEDULE 2.1(A)(III) hereto (the "Trademark Rights"), and all domain names owned and used by the Seller solely in connection with sales of Phos-Lo Products and the Product Line Operations set forth on SCHEDULE 2.1(A)(III) hereto;

                           (iv) the patents and patent applications set forth on
SCHEDULE 2.1(A)(IV) hereto (the "Patent Rights");

                           (v) intangible property rights (other than the
Trademark Rights and the Patent Rights) to the extent that such intangible property rights relate primarily to the Phos-Lo Products or the Product Line Operations, whether or not patentable, including but not limited to inventions, discoveries, trade secrets, technical information, master formulations for the Phos-Lo Products ("Master Formulations"), master processes used by the Seller for manufacturing the Phos-Lo Products from the Master Formulations, know-how, copyrights and other confidential business information (collectively, the "Intangible Property Rights");

                           (vi) the exclusive right to satisfy all unfilled
purchase orders relating to the Phos-Lo Products as of the Closing Date;

                           (vii) all brochures and other promotional and printed
materials, trade show materials (including displays), videos, web pages, advertising and/or marketing materials, including without limitation materials containing post-marketing clinical data, in the Seller's possession or under its control used primarily in connection with the sale of the Phos-Lo Products and/or the conduct of the Product Line Operations;

                           (viii) all warranties and guarantees and other
similar contractual rights made by third parties in favor of the Seller with respect to the Phos-Lo Products or the Product Line Operations;

                           (ix) copies of all customer and supplier lists,
account lists, call data, sales history, call notes, marketing studies, consultant reports, physician databases, and correspondence (excluding invoices) with respect to the Phos-Lo Products or the Product Line Operations to the extent maintained by the Seller, and all complaint files and adverse event files with respect to the Phos-Lo Products or the Product Line Operations;

                           (x) all training materials used primarily in
connection with the Product Line Operations, including an outline of training, quizzes and answers that accompany the written training materials;

                           (xi) the Assigned Permits;

                           (xii) all Phos-Lo Products held in inventory as
finished goods as of the Closing Date, which shall include not less than [***] bottles of Phos-Lo Tablets and [***] bottles of Phos-Lo Gel Caps (the "Finished Goods Inventory");

                           (xiii) the Scientific Data, including without
limitation any rights of access that the Seller has to the Scientific Data;

                           (xiv) all the goodwill of the Product Line
Operations;

                           (xv) rights of access (which shall include the right
to copy) to all financial records maintained by the Seller in connection with the sale of Phos-Lo Products relating to sales, accounts receivable, returns, chargebacks, rebates and discounts; and

                           (xvi) all rights of the Seller and its Affiliates to
develop, manufacture, sell, distribute, promote, and use the Phos-Lo Products worldwide.

The Seller shall deliver to the Buyer two (2) Business Days prior to the Closing Date a proposed updated SCHEDULE 2.1(A)(II) covering contracts, licenses, agreements and other instruments entered into subsequent to the date hereof that would have otherwise been included on SCHEDULE 2.1(A)(II) if entered into prior to the date hereof, which shall become Assigned Contracts hereunder only to the extent that the Buyer agrees at the Closing that they shall be treated as such.

                  (b) EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, the Seller is not selling, conveying, assigning, transferring or delivering to the Buyer any assets, properties or rights of the Seller other than those specifically identified in Section 2.1(a). The assets, properties and rights of the Seller not being sold, conveyed, assigned, transferred or delivered to the Buyer hereunder (the "Excluded Assets"), include without limitation the following assets, properties and rights of the Seller, whether or not related to the Product Line Operations:

                           (i) all cash and cash equivalents or similar
investments, bank accounts, Tax deposits, commercial paper, certificates of deposit, Treasury bills and other marketable securities;

                           (ii) accounts receivable and other receivables,
whether or not billed;

                           (iii) inventories of raw materials, work in process
and packaging materials;

                           (iv) rights to insurance claims, related refunds and
proceeds;

                           (v) all actions, claims, causes of action, rights of
recovery, choses in action and rights of setoff except as described in Section 2.1(a)(viii);

                           (vi) all machinery, equipment, tools, tooling, dies
and production fixtures;

                           (vii) the Bundled Contracts and the contracts,
licenses and other instruments set forth on SCHEDULE 2.1(B)(VII) hereto (the "Excluded Contracts"); and

                           (viii) the Excluded Permits.

                  (c) ASSUMED LIABILITIES. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Buyer shall assume and agree to pay, perform and discharge when due the following liabilities and obligations of the Seller (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) (the "Assumed Liabilities"):

                           (i) all obligations to be performed after the Closing
Date under the Assigned Contracts, if any, except that the Buyer shall not assume or agree to pay, discharge or perform any liabilities or obligations arising out of any pre-Closing Date breach or default (including for this purpose any event which, with notice of time would constitute such a breach or default and any breach or default that occurs as a result of the Closing) by the Seller of any provision of any Assigned Contract;

                           (ii) all liabilities and obligations under the
Registrations to the extent to be performed after the Closing Date;

                           (iii) all liabilities with respect to all actions,
suits, proceedings, disputes, claims or investigations arising out of or related to the operation of the Acquired Assets or the Product Line Operations after the Closing Date, other than those liabilities arising out of or related to the manufacture of Phos-Lo Products under the Manufacturing Agreement for which the Seller is liable thereunder;

                           (iv) all liabilities and obligations arising out of
or relating to the replacement or return of, or any claim for breach of warranty in respect of or refund of the purchase price of, Phos-Lo Products sold after the Closing Date;

                           (v) all liabilities and obligations arising out of or
relating to any product liability claim, including without limitation injury to or death of persons or damage to or destruction of property, relating to Phos-Lo Products sold after the Closing Date; and

                           (vi) all other liabilities and obligations in respect
of the Product Line Operations or the Acquired Assets arising or incurred after the Closing Date other than Excluded Liabilities.

Nothing in this Section 2.1(c), however, shall limit the Seller's obligations or the Buyer's rights and remedies under the Manufacturing Agreement.

                  (d) EXCLUDED LIABILITIES. Notwithstanding anything to the contrary in this Agreement, the Buyer shall not, at the Closing or at any time thereafter, assume or agree to pay, perform or discharge, and the Seller shall remain liable for and shall pay, perform and discharge when due, all liabilities and obligations of the Seller relating to the Product Line Operations (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) other than the Assumed Liabilities (the "Excluded Liabilities"). All liabilities and obligations of the Product Line Operations not being expressly assumed by the Buyer under this Agreement shall be retained by the Seller and are included in Excluded Liabilities. The Excluded Liabilities, include without limitation the following liabilities and obligations of the Seller and the Product Line Operations:

                           (i) all liabilities and obligations to be performed
on or prior to the Closing Date under the Assigned Contracts, if any;

                           (ii) all liabilities and obligations to be performed
under the Excluded Contracts and any other contracts to which the Seller is a party other than the Assigned Contracts;

                           (iii) all liabilities and obligations under the
Registrations to the extent to be performed on or prior to the Closing Date;

                           (iv) all liabilities and obligations arising out of
or relating to any product liability claim, including without limitation injury to or death of persons or damage to or destruction of property, relating to the Phos-Lo Products sold on or prior to the Closing Date;

                           (v) all liabilities and obligations with respect to
the Wholesaler Charges, the Rebate Charges and Discounts;

                           (vi) all liabilities and obligations arising out of
or relating to the replacement or return of, or any claim for breach of warranty in respect of or refund of the purchase price of, the Phos-Lo Products sold on or prior to the Closing Date;

                           (vii) all Environmental Liabilities of the Seller or
its predecessors relating to the Product Line Operations;

                           (viii) except as otherwise expressly provided herein,
all costs and expenses incurred by the Seller incident to the negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

                           (ix) all liabilities and obligations in respect of
any Excluded Assets;

                           (x) any obligations of the Seller to indemnify any
Person in connection with the operation of the Product Line Operations by reason of the fact that such Person was a director, officer or employee of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer or employee of another entity, whether arising under contract, common law or otherwise; and

                           (xi) except as set forth in Section 10.17, all Tax
liabilities arising out of the conduct of the Product Line Operations on or before the Closing Date.

                  (e) CONSENT OF THIRD PARTIES. On the Closing Date, the Seller shall assign to the Buyer, and the Buyer will assume, the Assigned Contracts to the extent provided in this Agreement. To the extent that the assignment of all or any portion of any Assigned Contract shall require the consent of the other party thereto or any other third party, this Agreement shall not constitute an agreement to assign any such Assigned Contract if an attempted assignment without any such consent would constitute a breach or violation thereof. In order, however, to seek to provide the Buyer the full realization and value of every Assigned Contract of the character described in the immediately preceding sentence (a) as soon as practicable after the Closing, the Seller and the Buyer shall cooperate, in all reasonable respects, to obtain any necessary consents to the assignment of the Assigned Contracts, provided that neither Party shall be required to make any payments or agree to any material undertakings in connection therewith, and (b) until all such consents are obtained or all such Assigned Contracts expire or are terminated, the Seller and the Buyer shall cooperate, in all reasonable respects, to provide to the Buyer the benefits under the Assigned Contracts (with the Buyer entitled to all the gains and responsible for all the losses, Taxes, liabilities and/or obligations thereunder). In connection with clause (b) of this Section 2.1(e), the Seller shall seek to enforce at the cost of and for the benefit of the Buyer all claims or rights of the Seller arising under the Assigned Contracts, and the Buyer shall perform and comply with, at the Buyer's cost, all of the Seller's obligations under the Assigned Contracts as if the Buyer was the Seller thereunder. Nothing in this Section 2.1(e) shall in any way diminish the condition in Section 6.1(f) of this Agreement.

                  (f) BUNDLED CONTRACTS. The Parties recognize and agree that the Bundled Contracts cover both the Phos-Lo Products and other products of the Seller and that the Bundled Contracts are not being assigned to the Buyer under this Agreement. [***]

                  (g) REGISTRATIONS AND APPLICABLE PERMITS. On the Closing Date, the Seller shall assign or transfer to the Buyer, and the Buyer will assume, the Registrations and Applicable Permits to the extent provided in this Agreement. To the extent that the assignment or transfer of all or any portion of any Registration or Applicable Permit shall require the consent of the other party thereto or any other third party, this Agreement shall not constitute any agreement to assign or transfer any such Registration and Applicable Permits if an attempted assignment or transfer without any such consent would constitute a breach or violation thereof. In order, however, to seek to provide the Buyer the full realization and value of every Registration and Applicable Permit of the character described in the immediately preceding sentence (a) as soon as practicable after the Closing, the Seller and the Buyer shall cooperate, in all reasonable respects, and use best efforts to obtain, at the earliest possible date, any necessary consents to the assignment or transfer of the Registrations and Applicable Permits, provided that neither Party shall be required to make any payments or agree to any material undertakings in connection therewith, and
(b) until all such consents are obtained or all such Registrations and Applicable Permits expire or are terminated, the Seller and the Buyer shall cooperate, in all reasonable respects, to provide to the Buyer the benefits under the Registration and Applicable Permits (with the Buyer entitled to all the gains and responsible for all the losses, Taxes, liabilities and/or obligations thereunder). In such event, the Buyer shall perform and comply with, at the Buyer's cost, all of the Seller's obligations under the Registrations and Applicable Permits, as if the Buyer was the Seller thereunder. Nothing in this
Section 2.1(g) shall in any way diminish the Seller's obligations under Section 6.1(f) of this Agreement.

         2.2 PURCHASE PRICE AND RELATED MATTERS.

                  (a) PURCHASE PRICE. In consideration of the sale and transfer of the Acquired Assets, the Buyer shall assume the Assumed Liabilities as provided in Section 2.1(c) and shall make the payments contemplated by clauses
(i), (ii) and (iii) of this Section 2.2(a) to the Seller. All cash payments under this Agreement shall be made by wire transfer of immediately available funds to an account designated by the Seller.

                           (i) CLOSING PAYMENT. At the Closing, the Buyer shall
(A) pay to the Seller $60,325,000 in cash (the "Closing Cash Payment") and (B) issue to the Seller 1,500,000 shares (the "Shares") of its common stock, $.10 par value per share ("Buyer Common Stock") (the "Closing Stock Payment").

                           (ii) ADDITIONAL CASH PAYMENTS. In addition to the
Closing Cash Payment, after the Closing, the Buyer shall pay in cash to the Seller a total of $5,000,000, payable in four equal installments of $1,250,000 on or before the date that is six months after the Closing Date, the first anniversary of the Closing Date, the date that is six months after the first anniversary of the Closing Date and the second anniversary of the Closing Date (collectively, the "Additional Cash Payments").

                           (iii) PROMISSORY NOTE. At the Closing, the Buyer
shall deliver to the Seller a non-interest bearing, non-negotiable, unsecured promissory note of the Buyer, in the form attached hereto as EXHIBIT A (the "Promissory Note"), in the original principal amount of $25,000,000. Under the Promissory Note, the Buyer shall pay to the Seller in cash the full $25,000,000 of principal on or before March 1, 2007, provided however, that the Buyer may set off against such payment obligation any Deferred Payments made by it to the Seller pursuant to Sections 2.4(a) and (b) below.

                  (b) ALLOCATION OF PURCHASE PRICE. The aggregate amount of the purchase price paid by the Buyer hereunder and the Assumed Liabilities shall be allocated among the Acquired Assets and the covenant contained in Section 9.2 for all purposes, including without limitation Tax and financial accounting purposes, as set forth on SCHEDULE 2.2(B) hereto. The Parties acknowledge that
SCHEDULE 2.2(B) was prepared in compliance with Section 1060 of the Internal Revenue Code of 1986, as amended, and any comparable provisions of state, local, foreign or other applicable Tax laws.

         2.3 THE CLOSING.

                  (a) TIME AND LOCATION. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 10:00 a.m., Boston time, on August 4, 2003 or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery of any documents to be delivered at the Closing by any of the Parties, it being understood that the occurrence of the Closing shall remain subject to the delivery of such documents) have not been satisfied in full or waived by such date, on such mutually agreeable later date as soon as practicable (but in no event more than three (3) Business Days) after the first date on which the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery of any documents to be delivered at the Closing by any of the Parties, it being understood that the occurrence of the Closing shall remain subject to the delivery of such documents) have been satisfied or waived (the "Closing Date"). For purposes of this Agreement, a "Business Day" shall be any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed. The transfer of the Acquired Assets by the Seller to the Buyer shall be deemed to have occurred at 11:59 p.m., Boston time, on the Closing Date.

                  (b) ACTIONS AT THE CLOSING. At the Closing:

                           (i) the Seller shall deliver (or cause to be
delivered) to the Buyer the various certificates, instruments and documents required to be delivered under Section 6.1;

                           (ii) the Buyer shall deliver (or cause to be
delivered) to the Seller the various certificates, instruments and documents required to be delivered under Section 6.2;

                           (iii) the Buyer shall execute and deliver to the
Seller the Promissory Note;

                           (iv) the Seller shall execute and deliver a Bill of
Sale in the form attached hereto as EXHIBIT B;

                           (v) the Seller shall execute and deliver a Patent
Assignment Agreement in the form attached hereto as EXHIBIT C (the "Patent Agreement");

                           (vi) the Seller shall execute and deliver a Trademark
Assignment Agreement in the form attached hereto as EXHIBIT D (the "Trademark Agreement");

                           (vii) the Buyer shall execute and deliver to the
Seller an Assignment and Assumption Agreement in the form attached hereto as EXHIBIT E (the "Assumption Agreement");

                           (viii) the Buyer and the Seller shall execute and
deliver a Manufacturing Agreement (the "Manufacturing Agreement") and a Quality Agreement appended thereto, in the forms attached hereto as EXHIBIT F;

                           (ix) the Buyer and the Seller shall execute and
deliver the Transition Services Agreement in the form attached hereto as EXHIBIT G (the "Transition Services Agreement");

                           (x) the Buyer shall pay to the Seller the Closing
Cash Payment by wire transfer of immediately available funds into an account designated by the Seller;

                           (xi) the Buyer shall deliver to the Seller a
certificate representing the Shares as the Closing Stock Payment;

                           (xii) the Buyer's counsel shall deliver to the Seller
a legal opinion in the form attached hereto as EXHIBIT H;

                           (xiii) the Seller's corporate counsel shall deliver
to the Buyer a legal opinion in the form attached hereto as EXHIBIT I;

                           (xiv) the Seller's patent counsel shall deliver to
the Buyer a legal opinion in the form attached hereto as EXHIBIT J;

                           (xv) the Seller shall deliver to the Buyer, or
otherwise put the Buyer in possession and control of, all of the Acquired Assets of a tangible nature, including documents and data in electronic formats, to the extent that such documents and data are in electronic formats;

                           (xvi) the Seller shall deliver to the Buyer original
executed versions of the documents referenced in items 1, 2, 5 and 6 of Section 3.3(b) of the Seller's Disclosure Schedule;

                           (xvii) the Buyer and the Seller shall execute and
deliver to each other a cross-receipt evidencing the transactions referred to above; and

                           (xviii) the Seller shall deliver to the Buyer an
agreement executed by the Seller for delivery to the Buyer's designated lenders concerning access to and ownership of the Acquired Assets and the Phos-Lo Products and such other matters as the lenders may reasonably require in a form reasonably satisfactory to the Seller and the Buyer.

         The agreements and instruments referred to in clauses (iii), (iv), (v),
(vi), (vii), (viii), (ix) and (xviii) above are referred to herein as the "Ancillary Agreements."

                  (c) [***].

         2.4 DEFERRED PAYMENTS.

                  (a) PAYMENT RATE Subject to the terms set forth herein, the Buyer shall pay to the Seller, on an annual basis as provided below, an amount equal to [***] of Phos-Lo Net Sales and Phos-Lo Sublicense Income during the period commencing on the Closing Date and ending on December 31, 2006 (the "Deferred Payment Period") (such payment being referred to as a "Deferred Payment").

                  (b) REPORTS; PAYMENTS. The Buyer shall deliver to the Seller, within 60 days after the last day of each calendar year that ends during the Deferred Payment Period, a statement in the form attached hereto as SCHEDULE 2.4(B) (each, a "Phos-Lo Net Sales Statement"), setting forth (i) the aggregate amount of invoiced sales for each Phos-Lo Product (including unit quantities),
(ii) the Phos-Lo Net Sales Deductions for the year (which deductions shall be aggregated by category), (iii) the Phos-Lo Sublicense Income for the year and
(iv) the calculation of the related Deferred Payment. At such time as the Buyer delivers such Phos-Lo Net Sales Statement to the Seller, the Buyer shall also deliver to the Seller the Deferred Payment due hereunder for the applicable year. The Parties agree that the first Deferred Payment hereunder and the associated statement shall be made by the Buyer with respect to the period commencing on the Closing Date and ending on December 31, 2003.

                  (c) MAXIMUM AGGREGATE DEFERRED PAYMENTS. Notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required hereunder to make Deferred Payments to the Seller that exceed, in the aggregate, $25,000,000.

                  (d) LATE PAYMENTS; COLLECTIONS. Any amount not paid when due under Section 2.2(a)(ii) or this Section 2.4 shall bear interest at the lesser of (i) the rate equal to the prime lending rate as published in THE WALL STREET JOURNAL on the date such amount was due, plus 3% per annum, and (ii) the highest rate permitted by law; provided that no interest shall continue to accrue on any such amount after March 1, 2007.

                  (e) BOOKS AND RECORDS; AUDITS. Notwithstanding Section 9.1 to the contrary, for a period of not less than three (3) years after the relevant calendar year, the Buyer and its subsidiaries and Affiliates, that sell Phos-Lo Products shall keep full, true and accurate books of account sufficient to determine the amounts payable pursuant to this Section 2.4. The Seller shall have the right, not more than once during any calendar year, to have the books and records of the Buyer, its subsidiaries and Affiliates audited by a qualified independent accounting firm of the Seller's choosing, subject to the Buyer's approval, which approval shall not be unreasonably withheld or delayed, under appropriate confidentiality provisions, to ascertain the accuracy of the reports and payments under this Section 2.4 and compliance by the Buyer, its subsidiaries and Affiliates with their respective obligations under this Section
2.4. Such audit shall be conducted upon at least ten (10) days' advance notice during normal business hours and in a manner that does not interfere unreasonably with the business of the audited entity. Subject to the Buyer's right to dispute such amounts, any underpayment determined by such audit shall promptly be paid by the Buyer. If the Buyer has underpaid an amount due under this Section 2.4 by more than 5%, the Buyer shall reimburse the Seller for the cost of such audit (with the cost of the audit to be borne by the Seller in all other cases).

                  (f) FREEDOM TO CONDUCT BUSINESS UNIMPAIRED. The Seller acknowledges and agrees that the Buyer and its Affiliates shall be free to pursue their respective business goals and that Phos-Lo Net Sales may be affected thereby. This Agreement shall not be deemed to impose any express or implied obligation on the Buyer or any of its Affiliates to maximize Phos-Lo Net Sales for all or any portion of the Deferred Payment Period or to impair the freedom of the Buyer and its Affiliates to conduct their respective businesses as they deem appropriate.

         2.5 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, as and when requested by any Party hereto and at such Party's expense, the other Party shall promptly execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further or other actions as are reasonably necessary to evidence and effectuate the transactions contemplated by this Agreement.

                                  ARTICLE III-
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Buyer that the statements contained in this Article III are true and correct as of the date hereof, except as set forth in the Disclosure Schedule provided by the Seller to the Buyer on the date hereof (the "Seller's Disclosure Schedule"). The Seller's Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article III. The disclosures in any section or subsection of the Seller's Disclosure Schedule shall qualify other sections and subsections in this Article III to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Seller's Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Product Line Operations, has resulted in or would reasonably be expected to result in a Seller Material Adverse Effect, or is outside the ordinary course of business. For purposes of this Agreement, the phrase "to the knowledge of the Seller" or any phrase of similar import shall mean and be limited to the actual knowledge of the following individuals: [***].

         3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities, in each case as they relate exclusively to the Product Line Operations, makes such qualification necessary, except for any such failure to be qualified that would not reasonably be expected to result in a Seller Material Adverse Effect (as defined below). The Seller has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it. For purposes of this Agreement, "Seller Material Adverse Effect" means any change, effect or circumstance that, individually or in the aggregate (unless otherwise noted), (a) is materially adverse to the business, financial condition or results of operations of the Product Line Operations (other than changes, effects or circumstances that are the result of economic factors affecting the economy as a whole or that are the result of factors generally affecting the industry or specific markets in which the Product Line Operations compete which factors do not substantially disproportionately affect the Product Line Operations ), or (b) materially impairs the ability of the Seller to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that a "Seller Material Adverse Effect" shall not include any adverse change, effect or circumstance (i) arising out of or resulting from acts or omissions by the Seller as contemplated by or pursuant to this Agreement, (ii) arising out of or resulting from acts or omissions of the Buyer, including without limitation acts or omissions contemplated by or pursuant to this Agreement, or (iii) that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

         3.2 AUTHORITY. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and the Ancillary Agreements and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Seller and no other further authorization or consent of the Seller or its board of directors, lenders or stockholders will be necessary. This Agreement has been, and such Ancillary Agreements will be, duly executed and delivered by the Seller and, assuming this Agreement and each such Ancillary Agreement constitute the valid and binding obligation of the Buyer, this Agreement constitutes, and each such Ancillary Agreement will constitute, a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms.

         3.3 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), neither the execution and delivery by the Seller of this Agreement or the Ancillary Agreements to which the Seller will be a party, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will:

                  (a) conflict with or violate any provision of the charter or bylaws of the Seller;

                  (b) require on the part of the Seller any filing with, or any permit, authorization, consent or approval of, any Governmental Authority;

                  (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate or modify, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money or instrument of indebtedness (i) primarily relating to the Product Line Operations to which the Seller is a party or by which the Seller is bound or (ii) to which any of the Acquired Assets are subject;

                  (d) violate any order, writ, injunction or decree specifically naming the Seller or any of its properties or assets; or

                  (e) violate any statute, rule or regulation applicable to the Seller or any of its properties or assets.

         3.4 AVAILABILITY OF ACQUIRED ASSETS.

                  (a) The Seller has the right to sell and transfer to the Buyer good title to the Acquired Assets, free and clear of all Liens except for Liens for Taxes not yet due and payable and Liens arising solely by actions of the Buyer. The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good title to the Acquired Assets in the Buyer, free and clear of all Liens except for Liens for Taxes not yet due and payable and Liens arising solely by action of the Buyer.

                  (b) Except for the Excluded Assets and the products and services to be provided by the Seller under the Manufacturing Agreement and the Transition Services Agreement, the Acquired Assets are, when utilized by a labor force substantially similar to that employed by the Seller in connection with the Product Line Operations on the date hereof, sufficient to enable the Buyer to continue to conduct the Product Line Operations after the Closing in all material respects as the Seller conducts the Product Line Operations on the date hereof.

         3.5 REGULATORY COMPLIANCE.

                  (a) The Seller has delivered to the Buyer true and correct copies of the NDAs and has made available to the Buyer copies of material written communications between the Seller or the third party manufacturer of the Phos-Lo Products, on the one hand, and the FDA or any other applicable Medical

Product Regulatory Authority, on the other hand, since May 8, 1989 (the "NDA Filing Date"), and any existing written summaries of material discussions between such parties since the NDA Filing Date, that describe matters that are material to assessing compliance of the Seller's operation of the Product Line Operations or the third party manufacturer's production of the Phos-Lo Products with the Act and its implementing regulations, including without limitation, copies of (i) all warning letters, notices of adverse findings and similar correspondence received by the Seller or such third party manufacturer from the FDA since the NDA Filing Date, (ii) all audit reports relating to audits for compliance with the Act performed since the NDA Filing Date and submitted to the FDA and (iii) any document concerning any significant oral or written communication received from the FDA by the Seller or the third party manufacturer since the NDA Filing Date; PROVIDED, that the Seller's representations hereby with respect to the third party manufacturer are limited to matters as to which the Seller has knowledge.

                  (b) The Seller's operation of the Product Line Operations is in compliance in all material respects with all FDA and other comparable state and local statutes, rules and regulations applicable to the Product Line Operations, including, but not limited to, FDA and comparable state and local rules and regulations relating to clinical investigations, Good Practices, advertising and promotion, pre- and post-marketing adverse drug experience and adverse drug reaction reporting, and all other pre- and post-marketing reporting requirements, as applicable. The Seller knows of no material adverse effects from the use of the Phos-Lo Products which are not disclosed in the package insert for the Phos-Lo Products which are required to be disclosed in the package insert for the Phos-Lo Products under the Act.

                  (c) Neither the Seller nor, to its knowledge, any third party manufacturer of the Phos-Lo Products, is in receipt of written notice of, or is known by the Seller to be subject to any written, adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty for corrective or remedial action or other compliance or enforcement action, in each case relating to the Phos-Lo Products or to the facilities in which such products are developed, manufactured, collected or handled, by any applicable Medical Product Regulatory Authority. There are no pending or, to the Seller's knowledge, threatened actions, proceedings or complaints by any applicable Medical Product Regulatory Authority related to the Seller or any third party manufacturer which would prohibit or materially impede the conduct of the Product Line Operations as it is currently conducted or would reasonably be expected to result in a Seller Material Adverse Effect.

                  (d) The Seller has not made any materially false statements on, or material omissions from, any applications, approvals, reports and other submissions to any applicable Medical Product Regulatory Authority or in or from any other records and documentation prepared or maintained to comply with the requirements of any applicable Medical Product Regulatory Authority relating to its Phos-Lo Products, which false statements or omissions would reasonably be expected to result in a Seller Material Adverse Effect.

                  (e) Since January 1, 1999, the Seller has not received any written notification from the FDA or any other applicable Medical Product Regulatory Authority indicating that any of its Phos-Lo Products is misbranded or adulterated as defined in the Act.

                  (f) The Phos-Lo Products have been approved for sale by the FDA in the United States and by Health Canada in Canada. The Phos-Lo Products marketed and sold by the Seller in the United States during the twelve (12) month period immediately preceding the Closing Date have been manufactured and sold in compliance, in all material respects, with the FDA Approval criteria for Phos-Lo Products. The Phos-Lo Products marketed and sold by the Seller in Canada during the twelve (12) month period immediately preceding the Closing Date have been manufactured and sold in compliance, in all material respects, with the Clinical Trials and Special Access Program, Therapeutic Products Directorate.

                  (g) The Seller has not received any material adverse events reports pertaining to the Phos-Lo Products since January 1, 1999.

                  (h) The Seller has completed and timely filed all annual or other reports required by the FDA or other Medical Product Regulatory Authority in order to maintain the Registrations, except where the failure to complete and timely file such reports would not reasonably be expected to result in a Seller Material Adverse Effect.

         3.6 FINANCIAL INFORMATION. The unaudited financial information for the Product Line Operations for the fiscal year ended December 31, 2002 and for the five months ended May 31, 2003 set forth on Section 3.6 of the Seller's Disclosure Schedule hereto has been derived from the books of account of the Seller kept by the Seller in the ordinary course of business. These books of account have been prepared in accordance with the Seller's regular accounting practices and procedures and are accurate and complete in all material respects. The financial information on SECTION 3.6 was taken from financial statements for the Seller's entire business that have been prepared in accordance with GAAP, and present the Product Line Operations' pro rata share of certain expenses incurred by the Seller during the stated periods, based on various assumptions and methodologies, as set forth on Section 3.6 of the Seller's Disclosure Schedule, consistently applied. The financial information does not represent the results of operations of the Product Line Operations had it operated as a stand-alone entity.

         3.7 ABSENCE OF CERTAIN CHANGES. Except as contemplated by this Agreement, between May 31, 2003 and the date of this Agreement, there have not been any changes in the financial condition or results of operations of the Product Line Operations, except for any changes that would not reasonably be expected to result in a Seller Material Adverse Effect. Without limiting the foregoing, between May 31, 2003 and the date of this Agreement, there has not been with respect to the Product Line Operations:

                  (a) any material change in the business, assets, liabilities, conditions (financial or otherwise) or results of operations of the Product Line Operations, other than changes in the ordinary course of business consistent with past practice;

                  (b) any incurrence, assumption or guarantee of any material obligation or liability (absolute, accrued, contingent or otherwise) other than any of the foregoing in the ordinary course of business consistent with past practice;

                  (c) any materially adverse change in any of its relations with, or any loss of the material suppliers, clients or customers of the Product Line Operations;

                  (d) any disposition of or failure to keep in effect any rights in, to or for the use of any Applicable Permit or any Acquired Asset, other than inventory sold in the ordinary course of business; or

                  (e) any material transaction, agreement or event outside the ordinary course of the conduct of the Product Line Operations.

         3.8 INTELLECTUAL PROPERTY.

                  (a) Section 3.8(a) of the Seller's Disclosure Schedule lists all patents, patent applications, copyright registrations, registered trademarks, trademark applications and trade names that are owned or used by the Seller and that are material to the Product Line Operations (the "Designated Intellectual Property"). The Seller owns, or is licensed or otherwise possesses valid rights to use, the Designated Intellectual Property. The Acquired Assets include all of the Designated Intellectual Property.

                  (b) The Seller has the sole and exclusive right to bring actions for infringement, misappropriation or unauthorized use of Designated Intellectual Property owned by the Seller. All patents included in the Patent Rights and all registered trademarks included in the Trademark Rights are valid and in force, and all patent applications included in the Patent Rights and all trademark registration applications included in Trademark Rights are pending and in good standing. No third person has asserted in writing to the Seller or, to the Seller's knowledge, to any Governmental Authority that any of the Designated Intellectual Property owned by the Seller is invalid or unenforceable. The Seller has taken all steps reasonably necessary to protect and preserve the confidentiality of the trade secrets and other confidential information included in the Acquired Assets, which if not taken would reasonably be expected to have a Seller Material Adverse Effect. Neither the Seller nor, to the Seller's knowledge, anyone acting on its behalf in a representative capacity before any patent or other governmental office in connection with the Patent Rights or the Trademark Rights, has any knowledge of any material misrepresentation made to such patent or other governmental office in connection with the procurement of any Patent Right or Trademark Right.

                  (c) The Product Line Operations do not conflict with, infringe upon, contribute to or induce the infringement of, or misappropriate or violate any patent, trademark, service mark, trade name, copyright, trade secret or other proprietary right of a third party. The Seller has not received notice of a pleading or threatened claim, interference action or other judicial or adversarial proceeding that (i) the development, manufacture, marketing, sale, distribution, promotion and use of the Phos-Lo Products infringes any patent, trademark, service mark, trade name, copyright, trade secret or other proprietary right of a third party, or (ii) the Seller has misappropriated or is misappropriating or otherwise improperly using the trade secrets, formulae or proprietary rights of a third party with respect to the development, manufacture, marketing, sale, distribution, promotion or use of the Phos-Lo Products. To the Seller's knowledge, there is no existing or threatened infringement, misuse, violation or misappropriation of the Designated Intellectual Property by others. There is no pending or threatened claim by the Seller against a third party for infringement, misuse, violation or misappropriation of the Designated Intellectual Property.

                  (d) The Seller has performed the obligations required to be performed by it under the terms of any agreement pursuant to which the Seller has rights in any Designated Intellectual Property, and neither the Seller nor, to the knowledge of the Seller, any third party is in default under any such agreement.

                  (e) The Seller has not granted to any third party a license to commercially use any of the Designated Intellectual Property that is in effect as of the date hereof or will be in effect after the Closing Date. The Seller is not required to pay any royalty or other recurring payment to any third parties in connection with developing, making, having made, using, importing, distributing, offering for sale or selling the Phos-Lo Products, except for (i) payments to Governmental Authorities pursuant to requirements of general application to Persons engaged in developing, making, having made, using, importing, distributing, offering for sale or selling pharmaceutical products, and (ii) administrative payments made to Governmental Authorities in the ordinary course, such as patent maintenance fees.

                  (f) [***].

                  (g) After the Closing, [***] will not have any right, title or interest of any kind, reversionary or otherwise, in the Designated Intellectual Property or other Acquired Assets. The Acquired Assets include the "Confidential Information" to be assigned to the Buyer as the "Information Assignment" pursuant to the Payoff Agreement dated January 14, 2003 between [***] and the Buyer, as amended (as such terms are defined therein).

         3.9 CONTRACTS. The Seller has made available or delivered to the Buyer a complete and accurate copy of each Assigned Contract. The Assigned Contracts include all of the contracts and agreements to which the Seller is a party that relate primarily to the Product Line Operations, other than the Bundled Contracts and the Excluded Contracts. The Seller is not a party to or bound by any contract, agreement or arrangement (written or oral) that is material to the Product Line Operations, except for the Excluded Contracts, the Bundled Contracts and the Assigned Contracts. All of the Assigned Contracts (i) are in full force and effect, (ii) are valid and binding and are enforceable in accordance with their terms against the Seller and, to the Seller's knowledge, all other parties thereto, and (iii) are freely assignable to the Buyer pursuant to this Agreement without the consent of any party thereto. No condition exists or event has occurred as a result of action or inaction by the Seller or any other person that, with notice or lapse of time or both, would constitute a material default of any Assigned Contract by the Seller, or to the knowledge of the Seller, by any other party thereto or a basis for FORCE MAJEURE or other claim of excusable delay or non-performance under any Assigned Contract against the Seller, or to the knowledge of the Seller, against any other party thereto.

         3.10 PRODUCT LIABILITY; LITIGATION. Section 3.10 of the Seller's Disclosure Schedule lists each (a) product liability claim (including any claim based on strict products liability, negligence, other tort theories, breach of express or implied warranty) which has been asserted in writing against the Seller relating to the Phos-Lo Products since January 1, 1993; (b) judgment, order, decree, stipulation or injunction of any Governmental Authority, or any formal investigation conducted by any Governmental Authority and any subpoena in connection therewith, since January 1, 1999 that specifically names the Seller and relates to the Product Line Operations; and (c) action, suit or proceeding by or before any Governmental Authority to which the Seller is or has been a party since January 1, 1999 that relates to the Product Line Operations. Since January 1, 1999, the Seller has received no written notice alleging the need for any recall arising out of, and the Seller has not been held liable for, any injury to individuals or property as a result of the ownership, possession or use of any Phos-Lo Product developed, manufactured, sold, leased or delivered in connection with the Product Line Operations.

         3.11 ENVIRONMENTAL MATTERS.

                  (a) The Seller and the operation of the Product Line Operations are and have been in material compliance with applicable Environmental Laws, except for any failure to comply with Environmental Laws that would not reasonably be expected to result in a Seller Material Adverse Effect.

                  (b) There is no pending or, to the knowledge of the Seller, threatened action, suit, hearing, demand or litigation, notice of violation or judicial or administrative proceeding, investigation or claim relating to Environmental Matters, including Off-Site Liabilities or any material violation of Environmental Law, involving the Seller or its predecessors, the Product Line Operations, any of the Product Line Properties, or any other property currently, or, to the knowledge of Seller, formerly owned or operated by the Seller in connection with the Product Line Operations.

                  (c) The Seller has those permits, licenses and approvals ("Environmental Permits") required under Environmental Law to operate the Product Line Operations and the Product Line Properties as currently operated by the Seller, except where the failure to have such Environmental Permits would not reasonably be expected to have a Seller Material Adverse Effect; such Environmental Permits are in full force and effect; the Seller is not in violation or default of any such Environmental Permits, except where such violation or default would not reasonably be expected to have a Seller Material Adverse Effect; and the Seller has made timely application for renewal of all such Environmental Permits as are to expire, such that all such Environmental Permits will remain in full force and effect, except where such failure to make timely application would not reasonably be expected to have a Seller Material Adverse Effect.

                  (d) To the knowledge of Seller, no Materials of Environmental Concern have been Released at any property currently or formerly owned, operated or leased by the Seller in connection with the Product Line Operations in violation of applicable Environmental Law or in a manner that would reasonably be expected to result in Environmental Matters, where such Release would reasonably be expected to have a Seller Material Adverse Effect.

                  (e) To the knowledge of Seller, the Product Line Properties do not contain any underground storage tanks, surface impoundments containing Materials of Environmental Concern, PCB-containing materials or any asbestos containing materials.

                  (f) The Parties agree that the only representations and warranties of the Seller herein as to any Environmental Matters, Environmental Liabilities, Releases, Environmental Laws and Off-Site Liabilities are those contained in this Section 3.11. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Sections 3.9, 3.12 and 3.13 do not relate to such matters.

         3.12 LEGAL COMPLIANCE. The Seller is in compliance with all applicable laws (including rules and regulations thereunder) of any federal or state government, or any Governmental Authority, relating to the Product Line Operations, the Acquired Assets and the uses of the Acquired Assets, except for such failures to comply that would not reasonably be expected to result in a Seller Material Adverse Effect. The Seller has not received written notice of any pending action, suit, proceeding, hearing, investigation, claim or demand relating to the Product Line Operations alleging any failure to so comply.

         3.13 PERMITS. Section 3.13 of the Seller's Disclosure Schedule lists all permits, licenses, franchises or authorizations from any Governmental Authority that are material to the Product Line Operations (collectively, the "Applicable Permits"). Each Applicable Permit is in full force and effect and the Seller is not in material violation of or material default under any Applicable Permit. No suspension or cancellation of any such Applicable Permit has been threatened in writing.

         3.14 BROKERS' FEES. Except for payments due to [***], the Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         3.15 CUSTOMERS AND SUPPLIERS. Section 3.15 of the Seller's Disclosure Schedule sets forth a list of (i) the top ten (10) customers, by revenue, of the Product Line Operations during the fiscal year ended December 31, 2002 and the five-month period ended May 31, 2003 and the amount and percentage of revenues accounted for by each such customer during each such period; (ii) the top five
(5) suppliers, by volume of purchases, of the Product Line Operations during the fiscal year ended December 31, 2002 and the five-month period ended May 31, 2003; and (iii) each supplier that is the sole supplier of any significant product or service to the Product Line Operations.

         3.16 WARRANTY CLAIMS. Section 3.16 of the Seller's Disclosure Schedule sets forth Seller's current product warranty and the aggregate amounts incurred by the Seller in fulfilling warranty obligations in respect of the Phos-Lo Products in each full fiscal year since January 1, 1999 and during the five-month period ended May 31, 2003. There are no outstanding material warranty claims. The Seller is not aware of any reason to believe that amounts expensed in fulfilling warranty obligations in respect of the Phos- Lo Products will materially increase as a percentage of sales of such products in future years.

         3.17 TAXES. There are no liens for Taxes upon the Acquired Assets except Liens relating to current Taxes not yet due and payable. The Seller shall pay all Taxes payable by it that are not yet due and payable and for which there are Liens on the Acquired Assets; provided, however, that the Seller shall not be required to pay any Tax if such Tax is being contested in good faith by appropriate proceedings.

         3.18 SPECIFICATIONS. The specifications attached hereto as SECTION 3.18 (the "Specifications"), are the specifications that are used by the Seller to manufacture the Phos-Lo Products as of the date hereof, and comply in all material respects with applicable laws relating to the manufacture of the Phos-Lo Products, and no other specifications are needed to manufacture the Phos-Lo Products. The Specifications comply with the NDAs. [***].

         3.19 CLINICAL AND SCIENTIFIC DATA; GOOD PRACTICES.

                  (a) The Seller has made available to the Buyer all available laboratory and all clinical data, including raw data and reports ("Scientific Data"), created by the Seller or any third party on behalf of the Seller in connection with the Phos-Lo Products. Section 3.19(a) of the Seller's Disclosure
Schedule identifies each clinical study of the Phos-Lo Products conducted or sponsored by the Seller indicating, in each case, the location of the study, the principal investigator, the number of patients included in the study, the period covered by the study and a brief description of the study design.

                  (b) The Seller either owns or has full rights of access to and possession of all Scientific Data created by the Seller or any third party on behalf of the Seller in connection with the Phos-Lo Products.

                  (c) To the knowledge of the Seller, (i) the clinical studies conducted, and all Scientific Data created from such studies, by the Seller in connection with the Phos-Lo Products have been conducted, kept and maintained by the Seller in a manner that complies in all material respects with Good Practices and, (ii) all clinical studies conducted, and all Scientific Data created in such studies, in connection with Phos-Lo Products by any third party on behalf of the Seller have been conducted, kept and maintained in a manner that complies in all material respects with Good Practices.

                  (d) The Scientific Data is (i) not materially and adversely different from the presentation thereof contained in the NDA and (ii) does not identify any adverse event reports that are materially more adverse than those adverse event reports documented as a result of commercialization of the Phos-Lo Products.

         3.20 EXPORTS AND CUSTOMS. The Seller is in compliance in all material respects with applicable export and customs statutes, rules and regulations of the United States and any applicable Canadian Governmental Authority relating to the Phos-Lo Products. Except in connection with its sales in Canada, the Seller is not the exporter of record of any products or merchandise of the Product Line Operations presently produced, distributed or sold by the Seller.

         3.21 INSURANCE. Section 3.21 of the Seller's Disclosure Schedule contains a complete and correct list of all material policies of insurance covering the Acquired Assets, true and complete copies of which have been delivered or made available to the Buyer. All such policies are in full force and effect. The Seller is not in default under any provision contained in any such material insurance policy relating to the Product Line Operations which would reasonably be expected to have a material adverse effect upon the ability of the insured to collect insurance proceeds under such policy. No written notice of cancellation or non-renewal with respect to such policy has been received by the Seller.

         3.22 INVESTMENT REPRESENTATIONS.

                  (a) The Seller is acquiring the Shares for its own account for investment only, and not with a view to or for sale in connection with, any distribution of the Shares in violation of the Securities Act or any rule or regulation under the Securities Act.

                  (b) The Seller has had adequate opportunity to obtain from representatives of the Buyer such information, in addition to the representations set forth in the Agreement, as is necessary to evaluate the merits and risks of its acquisition of the Shares.

                  (c) The Seller has sufficient expertise in business and financial matters to be able to evaluate the risks involved in the acquisition of the Shares and to make an informed decision with respect to such acquisition.

                  (d) The Seller is an Accredited Investor within the definition set forth in Rule 501(a) of the Securities Act.

                  (e) The Seller understands that because the Shares have not been registered, it cannot dispose of any or all of the Shares unless the Shares are subsequently registered under the Securities Act or exemptions from such registration are available. The Seller acknowledges and understands that, except as provided in Section 9.8 hereof, it has no independent right to require the Buyer to register the Shares.

         3.23 FINISHED GOODS INVENTORY; PRICING.

                  (a) The Finished Goods Inventory as of the Closing Date will have been manufactured in accordance with the Specifications (as defined in the Manufacturing Agreement).

                  (b) The Seller's ex-factory sales price per bottle (200 ct.) of Phos-Lo Product is $29.63.

         3.24 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties of the Seller expressly set forth in this Agreement or in the Ancillary Agreements, neither the Seller nor any other Person makes any other express or implied representation or warranty on behalf of the Seller, or otherwise in respect of the Product Line Operations.

                                  ARTICLE IV-
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Agreement, the phrase, "to the knowledge of the Buyer" or any phrase of similar import shall mean and be limited to the actual knowledge of the following individuals: [***].

         4.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for any such failure to be qualified that would not reasonably be expected to result in a Buyer Material Adverse Effect. The Buyer has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

         4.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of 75,000,000 shares of Buyer Common Stock and 5,000,000 shares of preferred stock, $.10 par value per share ("Buyer Preferred Stock"). As of the close of business on May 30, 2003, 38,708,824 shares of Buyer Common Stock were issued and outstanding and no shares of Buyer Preferred Stock were issued or outstanding. No material change in such capitalization has occurred since January 1, 2003. The rights and privileges of Buyer Common Stock are set forth in the Buyer's Certificate of Incorporation and the Rights Agreement dated as of August 1, 1997, between the Buyer and Registrar and Transfer Company, as amended. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

         4.3 AUTHORITY. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder, and thereunder, including without limitation the issuance of the Shares. The execution and delivery by the Buyer of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby, including without limitation the issuance of Shares, have been duly authorized by all necessary corporate action on the part of the Buyer and no other further authorization or consent of the Buyer or its board of directors, lenders or stockholders will be necessary. This Agreement has been, and such Ancillary Agreements will be, duly executed and delivered by the Buyer and, assuming this Agreement and each such Ancillary Agreement constitute the valid and binding obligation of the Seller, this Agreement constitutes, and each such Ancillary Agreement will constitute, a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its respective terms.

         4.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of (i) the Hart-Scott-Rodino Act and (ii) the Securities Act and any applicable state securities laws, neither the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements to which the Buyer will be a party, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, including without limitation the issuance of the Shares, will:

                  (a) conflict with or violate any provision of the charter or bylaws of the Buyer;

                  (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Authority;

                  (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate or modify, or require any notice, consent or waiver under, any contract or agreement to which the Buyer is a party or by which the Buyer is bound;

                  (d) violate any order, writ, injunction or decree specifically naming the Buyer or any of its properties or assets; or

                  (e) violate any statute, rule or regulation applicable to the Buyer or any of its properties or assets.

         4.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished (via EDGAR or otherwise) to the Seller complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 29, 2002, as filed with the Securities and Exchange Commission (the "SEC"), and (b) all other reports filed by the Buyer under
Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since January 1, 2003 (such reports, together with any amendments or supplements thereto, are collectively referred to herein as the "Buyer Reports"). As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, when filed, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange
Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

         4.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Since March 29, 2003, there has not occurred any Buyer Material Adverse Effect.

         4.7 LITIGATION. There are no actions, suits, claims or legal, administrative or arbitratorial proceedings pending against, or, to the knowledge of the Buyer, threatened against, the Buyer which would reasonably be expected to have a Buyer Material Adverse Effect, other than any litigation disclosed in the Buyer Reports.

         4.8 BROKERS' FEES. Except for payments due to Stonebridge Associates, LLC, the Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transaction contemplated by this Agreement.

         4.9 ISSUANCE OF SHARES. The issuance, sale and delivery of the Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Buyer, and the Shares have been duly reserved for issuance. The Shares when issued in accordance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right.

         4.10 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties of the Buyer expressly set forth in this Agreement or in the Ancillary Agreements, neither the Buyer nor any other Person makes any other express or implied representation or warranty on behalf of the Buyer.

                                   ARTICLE V-
                              PRE-CLOSING COVENANTS

         5.1 CLOSING EFFORTS; HART-SCOTT-RODINO ACT.

                  (a) Subject to the terms hereof, including Section 5.1(b), each of the Parties shall use commercially reasonable efforts to take all actions and to do all things reasonably necessary or advisable to consummate the transactions contemplated by this Agreement, including using reasonable commercial efforts to: (i) obtain all waivers, permits, consents, approvals or other authorizations from Governmental Authorities and from other third parties (the "Third Party Consents"), (ii) effect all registrations, filings and notices with or to Governmental Entities (the "Governmental Filings"), (iii) list the Shares on the Nasdaq National Market and (iv) otherwise comply in all material respects with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. The Seller shall not, without the prior consent of the Buyer, agree to any condition for obtaining any of the Third Party Consents that would reasonably be expected to have a material adverse effect on the Acquired Assets or the Product Line Operations. Each of the Parties shall promptly notify the other Party in writing of any fact, condition or event known to it that would reasonably be expected to prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement, including without limitation (i) any written notice or other written communication from any third Person alleging that a Third Party Consent is or may be required in connection with the transactions described in this Agreement, and (ii) any material default under any material Assigned Contract to which the Seller is party and which relates to the Product Line Operations that with notice or lapse of time or both, would become a material default.

                  (b) Without limiting the generality of the foregoing, each of the Parties shall (i) promptly file any notification and report forms and related material that it may be required to file with the Federal Trade Commission and/or the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, (ii) use commercially reasonable efforts to obtain an early termination of the applicable waiting period under the Hart-Scott-Rodino Act, (iii) make any further filings or information submissions pursuant thereto that may be reasonably necessary or advisable and
(iv) promptly make any filings or submissions required under any applicable foreign antitrust or trade regulation law. The Seller and the Buyer will act diligently and reasonably, and will cooperate with each other, to transfer all licenses from any Governmental Authority relating to the Acquired Assets and secure any approvals of any Governmental Authority required to be obtained by them that relate to the transactions contemplated by this Agreement. Each of the Parties shall use reasonable best efforts to resolve any objections that may be asserted by any Governmental Authority with respect to the transactions contemplated hereby, and shall cooperate with each other to contest any challenges to the transactions contemplated hereby by any Governmental Authority. Each of the Parties shall promptly inform the other Party of any material communication received by such Party from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority regarding any of the transactions contemplated hereby (unless the provision of such information would (A) violate the provisions of any applicable laws or regulations (including without limitation those relating to security clearance or export controls) or any confidentiality agreement or (B) cause the loss of the attorney-client privilege with respect thereto).

                  (c) Notwithstanding the foregoing, nothing contained in this Agreement will require or obligate the Buyer or its Affiliates (i) to initiate, pursue or defend any litigation brought by the Antitrust Division of the Department of Justice and the Federal Trade Commission, provided that if the Buyer determines not to initiate, pursue or defend such litigation, it shall notify the Seller in writing immediately and the Seller shall have the right to terminate this Agreement immediately upon written notice to the Buyer; (ii) to agree with any Governmental Authority or otherwise become subject to any material limitations imposed by a Governmental Authority on (A) the right of the Buyer effectively to control or operate the Product Line Operations or the Acquired Assets, (B) the right of the Buyer or its Affiliates to acquire or hold the Product Line Operations, or (C) the right of the Buyer to exercise full rights of ownership of the Product Line Operations or all or any material portion of the Acquired Assets; or (iii) to agree with any Governmental Authority or otherwise be required by any Governmental Authority to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of Buyer, any Affiliate of Buyer or the Product Line Operations.

         5.2 OPERATION OF PRODUCT LINE. Except as contemplated by this Agreement as set forth on Section 5.2 of the Seller's Disclosure Schedule, during the period from the date of this Agreement until the Closing Date, the Seller and the Buyer agree that, prior to the Closing, unless the Buyer shall otherwise consent in writing, the following provisions shall apply as to the Product Line
Operations:

                  (a) the Seller shall carry on the Product Line Operations in the ordinary course and substantially consistent with past practice.

                  (b) the Seller shall comply in all material respects with all laws applicable to the Product Line Operations, and use commercially reasonable efforts to preserve the goodwill of suppliers, customers and others having business relations with the Product Line Operations and to maintain the Product Line Operations;

                  (c) the Seller shall inform the Buyer in writing of any event or circumstance that has or would reasonably be expected to have a Seller Material Adverse Effect promptly after the Seller learns of such an event or circumstance;

                  (d) except as expressly described in this Agreement, or except with the Buyer's express written approval, the Seller will not:

                           (i) enter into any contract, agreement or arrangement
(oral or written) that requires the consent or approval of any third party to consummate the transactions described in this Agreement or any Ancillary Agreement, where the failure to obtain such consent or approval would reasonably be expected to have a Seller Material Adverse Effect;

                           (ii) make any material modifications to any Assigned
Contract;

                           (iii) sell, lease (as lessor), transfer, license, or
otherwise dispose of any Acquired Assets, other than inventory sold in the ordinary course of business;

                           (iv) mortgage or pledge any Acquired Assets or allow
any Lien to be placed on any Acquired Assets, except for Liens for Taxes not yet due and payable and Liens arising solely by actions of the Buyer;

                           (v) to the extent it relates to the Product Line
Operations, materially adversely alter its customary practices with respect to collection of accounts receivable of the Product Line Operations, billing practices or the provision of discounts, rebates or allowances;

                           (vi) enter into any advertising contracts; or

                           (vii) enter into any agreement or commitment to take
any action prohibited by this Section 5.2.

         5.3 ACCESS.

                  (a) The Seller shall permit representatives of the Buyer (which, for purposes of this Section 5.3 shall include representatives of any lender to the Buyer) to have access (at reasonable times, on reasonable prior written notice and in a manner so as not to interfere with the normal business operations of the Product Line Operations) to the premises, properties, financial and accounting records, contracts, personnel (including senior management of the Seller and persons who provided diligence information to the Buyer) and other records and documents of the Seller pertaining to the Product Line Operations. Notwithstanding the foregoing, the Seller shall not be obligated (i) to provide any information, documents or access to any representative of the Buyer unless the Buyer is responsible, pursuant to the terms of the confidentiality letter agreement dated as of November 6, 2002 between the Buyer and the Seller (the "Confidentiality Agreement"), for the use and disclosure of any information obtained by such Person from the Seller, or such Person enters into a confidentiality agreement with the Seller on terms that are substantially the same as those set forth in the Confidentiality Agreement or (ii) to provide any information, documents or access that would (A) violate the provisions of any applicable laws or regulations or any confidentiality agreement to which it is a Party or (B) cause the loss of the attorney-client privilege with respect thereto. Prior to the Closing, the Buyer and its representatives shall not contact or communicate with the employees, customers and suppliers of the Seller, except with the prior written consent of the Seller, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, in the event the circumstances set forth in clauses (A) or (B) above are implicated, to the extent reasonably practicable, the Seller and the Buyer shall use commercially reasonable efforts to accommodate the Buyer's access and respect all such laws, regulations, confidentiality agreements and privileges through other means (e.g., joint defense agreements, additional confidentiality agreements, etc.).

                  (b) The Buyer and the Seller acknowledge and agree that the Confidentiality Agreement remains in full force and effect and that information provided by the Seller to the Buyer pursuant to this Agreement prior to the Closing shall be treated in accordance with the Confidentiality Agreement. If this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms. If the

Closing occurs, the Confidentiality Agreement, insofar as it covers information relating to the Acquired Assets, shall terminate effective as of the Closing, but shall remain in effect insofar as it covers other information disclosed thereunder.

         5.4 EXCLUSIVITY. The Seller shall neither authorize nor permit its officers, directors, employees, representatives and agents to (i) initiate, solicit or encourage any proposal, offer or discussion with any party (other than the Buyer) concerning any acquisition of the Product Line Operations or the assets thereof; (ii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction; (iii) enter into any agreement relating to or approve any such transaction; or (iv) take any other action to cooperate in any way with, or facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Without limiting the preceding sentence, the Parties agree that any violation of the restrictions described in the preceding sentence by the Seller and any officer, employee, financial advisor, attorney, or other advisor or representative of the Seller, whether or not such Person is purporting to act on behalf of the Seller, will be deemed to be a breach of this
Section 5.4 by the Seller. For purposes of this Agreement, "ACQUISITION PROPOSAL" means (i) any proposal for a merger or other business combination involving the Seller which includes the Product Line Operations or the Acquired Assets, or (ii) an offer to acquire the Acquired Assets in any manner, directly or indirectly.

         5.5 NOTICE OF SUITS. Each Party shall promptly notify the other of any action, suit or proceeding that is instituted or, to its knowledge, threatened against such Party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Seller will promptly notify the Buyer of any lawsuit, claim, proceeding or investigation that is, to the Seller's knowledge, threatened, brought or asserted against the Seller that would have been listed in Article III if the lawsuit, claim, proceeding or investigation had arisen prior to the date of this Agreement.

         5.6 [***] NON-COMPETE. The Seller shall use commercially reasonable efforts to obtain from [***] a covenant not to compete on comparable terms to those set forth in Section 9.2 or on such other terms as are reasonably acceptable to the Buyer as evidenced by its written approval; PROVIDED, HOWEVER, that the failure to obtain such covenant from [***] shall not be a breach of this covenant; and, PROVIDED, FURTHER, that the Seller shall not be required to make any payments or agree to any material undertakings in connection with obtaining this covenant.

                                  ARTICLE VI-
                         CONDITIONS PRECEDENT TO CLOSING

         6.1 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the transactions to be consummated at the Closing is subject to the satisfaction (or waiver by the Buyer) of the following conditions:

                  (a) the representations and warranties of the Seller set forth in Article III that are qualified as to materiality shall be true and correct and all other representations and warranties of the Seller set forth in Article III shall be true and correct in all material respects, in each case as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement and (ii) for those representations and warranties that address matters only as of a particular date which representations and warranties shall be true and correct in all material respects as of such date (other than those that are qualified as to materiality, which shall be true and correct as of such date);

                  (b) the Seller shall have performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

                  (c) (i) no action, suit or proceeding brought by a Governmental Authority seeking to prevent consummation of the transactions contemplated by this Agreement shall be pending;

                           (ii) no action, suit or proceeding brought by a third
party that is not a Governmental Authority seeking to prevent consummation of the transactions contemplated by this Agreement that would reasonably be expected to have a Seller Material Adverse Effect shall be pending; and

                           (iii) no judgment, order, decree, stipulation or
injunction enjoining or preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

                  (d) the Seller shall have delivered to the Buyer a certificate (the "Seller Certificate") signed by a duly authorized officer of the Seller on behalf of the Seller to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to an action, suit or proceeding involving, or a judgment, order, decree, stipulation or injunction against the Seller) of this Section 6.1 have been satisfied;

                  (e) the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Act and any comparable applicable Canadian law shall have expired or otherwise been terminated;

                  (f) the Seller shall have obtained (or caused to be obtained) all of the Third Party Consents set forth in Section 6.1(f) of the Seller's Disclosure Schedule and effected all of the Governmental Filings which are required on the part of the Seller to consummate the transactions contemplated by this Agreement, except for those Third Party Consents and Governmental Filings, which, if not obtained or effected would not in the aggregate reasonably be expected to result in a Seller Material Adverse Effect;

                  (g) The Seller shall have given appropriate notices in accordance with the provisions of the Excluded Contracts, notifying the contract parties that the assets related to the Product Line Operations will be sold to the Buyer and that such contracts will be terminated with respect to Phos-Lo Products, to the extent allowable in accordance with the provisions of such contracts.

                  (h) the Buyer shall have received such other customary certificates (such as a certificate of corporate good standing of the Seller in

Massachusetts and certificates as to the incumbency of officers and the adoption of authorizing resolutions) as the Buyer shall reasonably request in connection with the Closing;

                  (i) the Seller shall have delivered all certificates, instruments, contracts and other documents to be delivered by it pursuant to
Section 2.3(b) (including all applicable Ancillary Agreements); and

                  (j) no Seller Material Adverse Effect, other than as shall be described on Section 6.1 of the Seller's Disclosure Schedule shall have occurred since the date of execution of this Agreement.

         6.2 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligation of the Seller to consummate the transactions to be consummated at the Closing is subject to the satisfaction (or waiver by the Seller) of the following conditions:

                  (a) the representations and warranties of the Buyer set forth in Article IV that are qualified as to materiality shall be true and correct and all other representations and warranties of the Buyer set forth in Article IV shall be true and correct in all material respects, in each case as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement and (ii) for those representations and warranties that address matters only as of a particular date, which representations and warranties shall be true and correct in all material respects as of such date (other than those that are qualified as to materiality, which shall be true and correct as of such date);

                  (b) the Buyer shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

                  (c) (i) no action, suit or proceeding brought by a Governmental Authority seeking to prevent consummation of the transactions contemplated by this Agreement shall be pending;

                           (ii) no action, suit or proceeding brought by a third
party that is not a Governmental Authority seeking to prevent consummation of the transactions contemplated by this Agreement that would reasonably be expected to have a Buyer Material Adverse Effect shall be pending; and

                           (iii) no judgment, order, decree, stipulation or
injunction enjoining or preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

                  (d) the Buyer shall have delivered to the Seller a certificate (the "Buyer Certificate") signed by a duly authorized officer of the Buyer on behalf of the Buyer to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to an action, suit or proceeding involving, or a judgment, order, decree, stipulation or injunction against the Buyer) of this Section 6.2 have been satisfied;

                  (e) the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Act and any comparable applicable Canadian law shall have expired or otherwise been terminated;

                  (f) the Buyer shall have obtained (or caused to be obtained) all of the Third Party Consents set forth in Section 6.2(f) of the Buyer's Disclosure Schedule and effected all of the Governmental Filings which are required on the part of the Buyer to consummate the transactions contemplated by this Agreement, except for those Third Party Consents and Governmental Filings, which, if not obtained or effected, would not reasonably be expected to result in a Buyer Material Adverse Effect;

                  (g) the Seller shall have received such other customary certificates (such as a certificate of corporate good standing of the Buyer in its jurisdiction of incorporation and certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

                  (h) the Buyer shall have delivered all certificates, instruments, contracts and other documents to be delivered by it pursuant to
Section 2.3(b) (including all applicable Ancillary Agreements);

                  (i) the Buyer shall have listed the Shares on the Nasdaq National Market; and

                  (j) no Buyer Material Adverse Effect, other than as shall be described on Section 6.1 of the Buyer's Disclosure Schedule, shall have occurred since the date of execution of this Agreement.

                                  ARTICLE VII-
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION BY THE SELLER. Subject to the terms and conditions of this Article VII, the Seller shall indemnify the Buyer and its officers, directors, employees, agents, representatives and its Affiliates (the "Buyer Indemnitees") in respect of, and hold the Buyer Indemnitees harmless against, any and all liabilities, obligations, judgments, interest, losses, assessments, damages, fines, fees, penalties, costs and expenses (including without limitation reasonable attorneys' fees and expenses of investigating and defending claims, lawsuits, complaints, actions or other pending or threatened litigation) (collectively, "Damages") incurred or suffered by any of the Buyer Indemnitees resulting from or attributable to:

                  (a) any breach of any representation or warranty of the Seller contained in this Agreement, any Ancillary Agreement (except the Manufacturing Agreement) or the Seller's Certificate;

                  (b) any failure by the Seller to perform or observe any covenant or agreement required to be performed or observed by the Seller contained in this Agreement or any Ancillary Agreement (except the Manufacturing Agreement);

                  (c) any failure by the Seller to pay, perform or discharge any Excluded Liabilities;

                  (d) any liabilities arising out of the Seller's conduct of the Product Line Operations on or prior to the Closing Date whether asserted prior to or after the Closing Date (except to the extent the same constitutes an Assumed Liability); or

                  (e) the material breach by the Seller of its obligations under the Transition Services Agreement.

         7.2 INDEMNIFICATION BY THE BUYER. Subject to the terms and conditions of this Article VII, the Buyer shall indemnify the Seller and its officers, directors, employees, agents, representatives and its Affiliates (the "Seller Indemnitees") in respect of, and hold the Seller Indemnitees harmless against, any and all Damages incurred or suffered by any of the Seller Indemnitees thereof resulting from or constituting:

                  (a) any breach of any representation or warranty of the Buyer contained in this Agreement, any Ancillary Agreement (except the Manufacturing Agreement) or the Buyer's Certificate;

                  (b) any failure by the Buyer to perform or observe any covenant or agreement contained in this Agreement or any Ancillary Agreement (except the Manufacturing Agreement);

                  (c) any failure by the Buyer to pay, perform or discharge any Assumed Liabilities; or

                  (d) the provision of Services (as defined in the Transition Services Agreement) by or on behalf of the Seller under the Transition Services Agreement, except to the extent that such Damages result from a material breach by the Seller of its obligations under the Transition Services Agreement.

         7.3 CLAIMS FOR INDEMNIFICATION.

                  (a) THIRD PARTY CLAIMS. All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party shall be made in accordance with the following procedures.

                           (i) A Person entitled to indemnification under this
Article VII (an "Indemnified Party") shall give prompt written notification to the Person from whom indemnification is sought (the "Indemnifying Party") of the commencement of any action, suit or proceeding relating to a third-party claim (a "Third Party Claim") for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party; PROVIDED, HOWEVER, that the failure so to notify the Indemnifying Party promptly or at all shall not relieve the Indemnifying Party of any liability or obligation it may have to the Indemnified Party hereunder except to the extent of actual prejudice caused by such failure. Such notification shall include a description in reasonable detail (to the extent known by the Indemnified Party) of the facts constituting the basis for such Third Party Claim and the amount of the Damages claimed. Within twenty-five (25) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party may not assume the defense of any Third Party claim for equitable or other non-monetary relief that would materially affect the ongoing operations of the Product Line Operations.

                           (ii) The Party not controlling such defense may
participate therein at its own expense; PROVIDED that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered "Damages" for the purposes of this Agreement; PROVIDED, HOWEVER, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties, The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.

                           (iii) The Indemnified Party shall not agree to any
settlement of any Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall not agree to any settlement of any Third Party Claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

                  (b) PROCEDURE FOR OTHER CLAIMS. An Indemnified Party wishing to assert a claim for indemnification under this Article VII which is not subject to Section 7.3(a) shall deliver to the Indemnifying Party a written notice (a "Claim Notice") which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this
Article VII and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. Within twenty-five (25) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (I) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (II) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer ), or (III) contest that the Indemnified Party is entitled to receive any of the Claimed

Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within sixty (60) days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to arbitration in accordance with the provisions of Section 10.18.

         7.4 SURVIVAL.

                  (a) The representations and warranties of the Seller and the Buyer set forth in this Agreement, the Seller Certificate and the Buyer Certificate shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the date 18 months after the Closing Date, at which time they shall expire PROVIDED, HOWEVER, (i) the representations and warranties contained in Sections 3.11 and 3.17 shall survive for sixty (60) days beyond the applicable statute of limitations, (ii) the representations and warranties contained in Section 3.5 shall survive the Closing and continue until the third anniversary of the Closing Date, (iii) the representations and warranties contained in Section 3.8 shall survive the Closing and continue until the fifth anniversary of the Closing Date and (iv) the representations and warranties of the Seller contained in Sections 3.1, 3.2, 3.3, 3.4 and 3.14 and of the Buyer contained in Sections 4.1, 4.2, 4.3, 4.4, 4.8 and 4.9 shall survive the Closing and the consummation of the transactions contemplated hereby without limitation.

                  (b) If an indemnification claim under Section 7.1(a) or
Section 7.2(a) is properly asserted in writing pursuant to Section 7.3 prior to the expiration as provided in Section 7.4(a) of the representation or warranty that is the basis for such claim, then such representation or warranty shall survive until, but only for the purpose of, the resolution of such claim.

         7.5 LIMITATIONS.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, the following limitations shall apply to indemnification claims under this Agreement:

                           (i) no individual claim (or series of related claims)
for indemnification under Section 7.1(a) or Section 7.2(a) shall be valid and assertable unless it is (or they are) for an amount in excess of [***];

                           (ii) the Seller shall be liable with respect to
claims under Section 7.1(a) only if the aggregate Damages related to such claims (excluding any claims disallowed under Section 7.5(a)(i)), when considered together, exceeds [***] and only for that portion of the aggregate Damages related to such claims (excluding any claims disallowed under Section 7.5(a)(i)), which, when considered together, exceeds [***];

                           (iii) the aggregate liability of the Seller for all
Damages under Section 7.1(a) (other than Damages in respect of a breach of Section 3.8) shall not exceed [***]; PROVIDED, HOWEVER, that such Damages, when considered together with all Damages in respect of a breach of Section 3.8, shall not exceed [***];

                           (iv) the aggregate liability of the Seller for all
Damages in respect of a breach of Section 3.8, when considered together with all of the Damages under Section 7.1(a), shall not exceed [***];

                           (v) the Buyer shall be liable with respect to claims
under Section 7.2(a) only if the aggregate Damages related to such claims (excluding any claims disallowed under Section 7.5(a)(i)), when considered together, exceeds [***] and only for that portion of the aggregate Damages related to such claims (excluding any claims disallowed under Section 7.5(a)(i)), which, when considered together, exceeds [***]; and

                           (vi) the aggregate liability of the Buyer for all
Damages under Section 7.2(a) shall not exceed [***].

                  (b)

                           (i) Notwithstanding anything to the contrary
contained in this Article VII, the Buyer Indemnitees shall be entitled to indemnification for Damages in respect of a breach of Sections 3.1, 3.2, 3.3, 3.4, 3.14 and 3.17 hereof and under Sections 7.1(b), 7.1(c), 7.1(d) and 7.1(e)
hereof irrespective of the limitations set forth above in Sections 7.5(a)(i), 7.5(a)(ii), 7.5(a)(iii) and 7.5(a)(iv)

                           (ii) Notwithstanding anything to the contrary
contained in this Article VII, the Seller Indemnitees shall be entitled to indemnification for Damages in respect of a breach of Sections 4.1, 4.2, 4.3, 4.4, 4.8 and 4.9 hereof and under Sections 7.2(b), 7.2(c) and 7.2(d) hereof irrespective the limitations set forth above in Sections 7.5(a)(i), 7.5(a)(v) and 7.5(a)(vi).

                  (c) No right to indemnification under this Article VII shall be limited by reason of any investigation or audit conducted before or after the Closing of any Party hereto or the knowledge of such Party of any breach of any representation, warranty, agreement or covenant by the other Party at any time, or the decision by such Party to complete the Closing.

                  (d) Except with respect to Third Party Claims, for which this
Section 7.5(d) shall not apply, in no event shall any Indemnifying Party be responsible or liable for any Damages or other amounts under this Article VII that exceed in the aggregate [***] and that are consequential, in the nature of lost profits, diminution in the value of property, special or punitive or otherwise not actual damages. Each Party shall (and shall cause its Affiliates to) use reasonable commercial efforts to pursue all legal rights and remedies available in order to minimize the Damages for which indemnification is provided to it under this Article VII.

                  (e) The amount of Damages recoverable by an Indemnified Party under this Article VI with respect to an indemnity claim shall be reduced by (i) the amount of any payment received by such Indemnified Party (or an Affiliate thereof), with respect to the Damages to which such indemnity claim relates, from an insurance carrier, and (ii) the amount of any Tax benefit realized or realizable by such Indemnified Party (or an Affiliate thereof) which is attributable to the Damages to which such indemnity claim relates. For purposes of this Section 7.5(e), the Tax benefit realized or realizable by any Indemnified Party (or an Affiliate thereof) shall be determined as of the date of the receipt of payment from the Indemnifying Party by calculating the present value of all expected reductions in Tax payments attributable to any expected deductions or decreases in income associated with the Damages to which such indemnity claim relates (net of any increase in Tax payments that may result from the receipt of the indemnification payment), assuming that the Indemnified Party is always subject to a total combined Tax rate of 40% and using a discount rate equal to the prime rate of interest reported in THE WALL STREET JOURNAL at the time such indemnification payment is made. An Indemnified Party shall use reasonable commercial efforts to pursue, and to cause its Affiliates to pursue, all Tax benefits to which it may be entitled in connection with any Damages it incurs, and the Parties shall cooperate with each other in pursuing insurance claims with respect to any Damages or any indemnification obligations with respect to Damages. If an Indemnified Party (or an Affiliate) receives any insurance payment in connection with any claim for Damages for which it has already received an indemnification payment from the Indemnifying Party, it shall pay to the Indemnifying Party, within 30 days of receiving such insurance payment, an amount equal to the excess of (A) the amount previously received by the Indemnified Party under this Article VII with respect to such claim plus the amount of the insurance payments received, over (B) the amount of Damages with respect to such claim which the Indemnified Party has become entitled to receive under this Article VII.

                  (f) Except with respect to claims for fraud or for equitable relief, including specific performance, made with respect to breaches of any covenant or agreement contained in this Agreement or the Ancillary Agreements, the rights of the Indemnified Parties under this Article VII shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims covered by Section 7.1 or Section 7.2 or otherwise relating to the transactions that are the subject of this Agreement. Without limiting the generality of the foregoing, in no event shall any Party, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated by this Agreement.

         7.6 TREATMENT OF INDEMNIFICATION PAYMENTS. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the purchase price to the maximum extent allowable under applicable law.

         7.7 CONSTRUCTION. The parties intend that each representation, warranty and covenant herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant, as the case may be.

         7.8 INTEREST. Any amounts not paid when due under Sections 7.1 or 7.2 shall bear interest at the lesser of (i) the rate equal to the prime lending rate as published in THE WALL STREET JOURNAL on the date such amount was due, plus 3% per annum and (ii) the highest rate permitted by law.

                                 ARTICLE VIII-
                                   TERMINATION

         8.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Closing as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Seller in the event the Seller is in breach of any representation, warranty, covenant or agreement contained in this Agreement and such breach (i) would cause the conditions set forth in Section 6.1(a) or Section 6.1(b) not to be satisfied and (ii) is not cured within twenty (20) days following delivery by the Buyer to the Seller of written notice of such breach;

                  (c) the Seller may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty, covenant or agreement contained in this Agreement and such breach (i) would cause the conditions set forth in Section 6.2(a) or Section 6.2(b) not to be satisfied and (ii) is not cured within twenty (20) days following delivery by the Seller to the Buyer of written notice of such breach;

                  (d) the Buyer may terminate this Agreement by giving written notice to the Seller if the Closing shall not have occurred on or before November 1, 2003 by reason of the failure of any condition precedent under
Section 6.1 (unless the failure results exclusively from a breach by the Buyer of any representation, warranty, covenant or agreement contained in this Agreement); and

                  (e) the Seller may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before November 1, 2003 by reason of the failure of any condition precedent under Section 6.2 (unless the failure results exclusively from a breach by the Seller of any representation, warranty, covenant or agreement contained in this Agreement).

                  (f) the Seller may terminate this Agreement by giving written notice to the Buyer in accordance with Section 5.1(c)(i).

         8.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party except for the provisions of Section 9.1(d) relating to confidentiality, Section 10.1 relating to press releases and announcements, Section 3.14 relating to brokerage, and
Section 10.9 relating to expenses shall survive such termination. Notwithstanding the foregoing, termination of this Agreement shall not relieve any Party for any breach by such Party, prior to the termination of this Agreement, of any covenant, agreement, representation or warranty contained in this Agreement or impair the right of any Party to obtain such remedies as may be available to it in law or equity with respect to such a breach of any covenant, agreement, representation or warranty contained in this Agreement by the other Party.




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

                                  ARTICLE IX-
                              ADDITIONAL COVENANTS

         9.1 ACCESS TO INFORMATION; RECORD RETENTION; COOPERATION.

                  (a) ACCESS TO INFORMATION. Subject to compliance with contractual obligations and applicable laws, during the ten (10)-year period following the Closing, after not less than five (5) days prior written notice, each Party shall afford to the other Party and to such Party's authorized accountants, counsel, bank auditors and other designated representatives during normal business hours in a manner so as to not unreasonably interfere with the conduct of business (i) reasonable access and duplicating rights to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information (collectively, "Information") within the possession or control of such Party to the extent such access may reasonably be required by the Party seeking access solely in connection with matters relating to or affected by the operations of the Product Line Operations, as to the Seller, for periods prior to the Closing Date, and as to the Buyer, for periods on and after the Closing Date and (ii) reasonable access to the personnel of such Party; PROVIDED, HOWEVER, notwithstanding anything to the contrary contained in this Section 9.1(a), this Section 9.1(a) shall not give the Seller the right to have access to the Buyer's Information and personnel for the purpose of reviewing the accuracy of any payments made pursuant to Section 2.4 beyond what is provided for in Section 2.4 of this Agreement. Requests may be made under this Section 9.1(a) for financial reporting and accounting matters, preparing financial statements, preparing and filing of any Tax Returns, prosecuting any claims for refund, defending any Tax claims or assessment, preparing securities law or securities exchange filings, prosecuting, defending or settling any litigation or insurance claim, performing obligations under this Agreement and the Ancillary Agreements, and all other proper business purposes, but may not be made, and access and duplicating rights need not be afforded, in connection with disputes between the Parties, including without limitation disputes as to indemnification hereunder.

                  (b) REIMBURSEMENT. A Party making Information or personnel available to the other Party under Section 9.1(a) shall be entitled to receive from the other Party, upon the presentation of invoices therefor, payments for such amounts relating to supplies, disbursements and other out-of-pocket expenses, as may reasonably be incurred in making such Information or personnel available; PROVIDED, HOWEVER, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees of the providing Party.

                  (c) RETENTION OF RECORDS. Except as may otherwise be required by law or agreed to in writing by the Parties, each Party shall use reasonable commercial efforts to preserve, until five (5) years after the Closing Date, all Information in its possession or control pertaining to the Product Line Operations after December 31, 1998. Notwithstanding the foregoing, in lieu of retaining any specific Information, any Party may offer in writing to the other Party to deliver such Information to the other Party, and if such offer is not accepted within sixty (60) days, the offered Information may be disposed of at any time.

                  (d) CONFIDENTIALITY.

                           (i) From and after the Closing, each Party shall
hold, and shall cause its respective Affiliates, auditors, attorneys, financial advisors, bankers and other consultants and advisors, to hold, in strict confidence all Information concerning the other Party furnished to it by the other Party or such other Party's representatives pursuant to this Agreement or the Confidentiality Agreement except to the extent that such Information:

                                    (A)   is or becomes generally available to
                                          the public other than as a result of
                                          any breach of the obligations provided
                                          for by this Section 9.1(d);

                                    (B)   was within the possession of the
                                          receiving Party prior to it initially
                                          being furnished to the receiving Party
                                          by or on behalf of the disclosing
                                          Party; or

                                    (C)   is or becomes available on a
                                          non-confidential basis to the
                                          receiving Party from a source other
                                          than the disclosing Party, provided
                                          that the source of such Information
                                          did not breach any obligation of
                                          confidentiality to the disclosing
                                          Party.

                           (ii) Each Party shall not release or disclose such
Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose such Information by judicial or administrative process or by other requirements of law or so as not to violate the rules of any stock exchange, law, order, or regulation of a Governmental Authority; PROVIDED, HOWEVER, that in the case of disclosure compelled by judicial or administrative process, the receiving Party shall (to the extent permitted by applicable law) notify the disclosing Party promptly of the request and the documents requested thereby so that the disclosing Party may seek an appropriate protective order or other appropriate remedy; and PROVIDED FURTHER that the receiving party shall use reasonable efforts to avoid and/or minimize such disclosure.

         9.2 COVENANT NOT TO COMPETE. For a period of [***] after the Closing Date (the "Closing Restricted Period"), the Seller and its controlled Affiliates shall not, directly or indirectly, engage in the business of, or own any equity or any debt convertible into equity of, or counsel, operate, or assist, any entity that is in the business of, [***] (the "Restricted Business").

                  (a) The Closing Restricted Period shall be tolled with respect to the Seller and its respective Affiliates during any period of violation of this covenant not to compete by any of them.

                  (b) In the event that any of the covenants contained in this
Section 9.2 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court in such action. The Seller acknowledges that both the length of time and the geographic scope are considered by it to be reasonable given the nature of the Product Line Operations and are necessary to the protection of the Product Line Operations.

                  (c) The restrictive covenants contained in this Section 9.2 are each covenants independent of any other provision of this Agreement, and the existence of any claim which the Seller may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of these covenants. The Seller acknowledges that the Buyer is purchasing the goodwill of the Product Line Operations and the covenants contained in this Section 9.2 are essential to the protection of the Buyer's investment in the Product Line Operations and that the Buyer would not purchase the Product Line Operations but for these covenants. The Seller agrees that a breach by the Seller of this Section 9.2 shall cause irreparable harm to the Buyer and the Product Line Operations and that the Buyer's remedies at law for any breach or threat of breach of the provisions of this Section 9.2 shall be inadequate, and that the Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Section 9.2 and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which the Buyer may be entitled at law.

                  (d) Notwithstanding the foregoing, neither the Seller nor its Affiliates shall be prohibited from:

                           (i) continuing to engage in any type of business
conducted by the Seller as of the date of this Agreement which is not part of the Product Line Operations or selling products or services which are not part of the Product Line Operations;

                           (ii) acquiring or owning less than [***] (by voting
power) of the outstanding capital stock of any publicly-traded company which is engaged in the Restricted Business; or

                           (iii) performing the Seller's obligations under this
Agreement and the Ancillary Agreements, including without limitation manufacturing the Phos-Lo product line for the Buyer pursuant to the Manufacturing Agreement, or otherwise taking actions in connection with the winding up of the Product Line Operations.

         9.3 USE OF NAME FOR TRANSITION PERIOD.

                  (a) Following the Closing, except as otherwise provided herein, the Buyer shall have no rights to use any trademarks, trade names, logos or any contraction, abbreviation or simulation of the Seller (the "Retained Marks") and will not hold itself out as having any affiliations with the Seller.

                  (b) Notwithstanding the provisions of Section 9.3(a),

                           (i) for a period of [***] days after the Closing
Date, the Buyer may utilize sales promotional aids, literature and other printed material of the Product Line Operations, provided such material clearly and prominently displays the following statement or a statement of similar import, the form of which shall be approved by the Seller: "[the Buyer product name], formerly a product of Braintree Laboratories, Inc." Promptly following the Closing Date, the Buyer will implement a plan to eliminate the use of all such material within such [***] period; and

                           (ii) the Buyer may disclose to its customers and
potential customers that it is conducting the Product Line Operations as a successor to the Seller from and after the Closing Date.

                           Notwithstanding anything in this Agreement to the
contrary, the Buyer may not use the Retained Marks or the Seller's packaging and labeling, and may not reference the Seller's NDC numbers, on the Finished Goods Inventory or on any Phos-Lo Products sold to the Buyer pursuant to the Manufacturing Agreement.

                  (c) The royalty-free licenses to use the Retained Marks set forth in this Section 9.3 shall not prohibit the Seller or any of its Affiliates from using the Retained Marks (or any similar name or logo) during the term of the respective license or thereafter in any manner. The Buyer agrees that its use of the Retained Marks shall be consistent with the past practices of the Seller in connection with the Seller's business and operations and, with respect to such use, the Buyer shall adhere to substantially similar quality standards to which the Seller adhered immediately prior to the Closing.

         9.4 COLLECTION OF ACCOUNTS RECEIVABLE. The Buyer agrees that it shall forward promptly to the Seller any monies, checks or instruments received by the Buyer after the Closing with respect to any accounts receivable included as an Excluded Asset pursuant to this Agreement. The Seller agrees that it shall forward promptly to the Buyer any monies, checks or instruments received by the Seller after the Closing with respect to any accounts receivable included as an Assigned Asset pursuant to this Agreement.

         9.5 RESALE OF PRODUCT LINE. If, at any time during the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, the Buyer sells, licenses or otherwise disposes of the Phos-Lo product line, or a substantial portion thereof, [***] in one transaction or a series of transactions, then (i) the Buyer shall promptly provide written notice of such sale, license or disposition to the Seller following the closing of such sale, license or disposition (such notice being accompanied by the sale, license or disposition agreement) and (ii) [***].

         9.6 COVENANT NOT TO HIRE. Until the second anniversary of the Closing Date, neither Party will solicit or hire employees of the other Party without the other Party's prior written consent. Notwithstanding the foregoing, neither party is prevented from employing, or attempting to employ any employee of the other party who approaches such party on an unsolicited basis concerning employment or who responds to a solicitation or advertisement for employment which is made to the general public.

         9.7 REQUIREMENTS FOR TRANSFER OF THE SHARES; LEGEND.

                  (a) The Shares shall not be sold or transferred unless either
(i) they first shall have been registered under the Securities Act, or (ii) the Buyer first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Buyer, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by the Seller to a stockholder of the Seller, PROVIDED that the transferee agrees in writing to be subject to the terms of this Section 9.7 to the same extent as if it were the Seller hereunder, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

                  (c) LEGEND. Each certificate representing the Shares shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the issuer is obtained to the effect that such registration is not required."

                  The foregoing legend shall be removed from the certificates representing the Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

                  (d) The Seller shall provide to the Buyer promptly upon request by the Buyer such information regarding the Seller, the Shares and the intended method of disposition of such Shares as shall be required to effect the registration of the Shares or to comply with applicable state securities laws.

                  (e) (i) The aggregate amount of Shares sold for the account of the Seller in each of the [***] periods following the Closing (each, a "Selling Period") shall not exceed the percentage listed below (the "Selling Percentage") of the aggregate volume of trading in the Buyer Common Stock reported through Nasdaq during the preceding [***] period.

                     SELLING PERIODS              SELLING PERCENTAGE
                        1                             [***]
                        2                             [***]
                        3                             [***]
                        4                             [***]

Notwithstanding the foregoing, in the event that the Seller is unable to sell any Shares during a Selling Period because the Registration Statement has not been declared effective by the SEC or as a result of the operation of Section 9.8(b)(i), then [***].

                           (ii) From time to time, during the [***] period
ending on [***], the Seller shall be permitted hereunder to sell Shares; provided, however, that the Seller shall only be permitted to sell hereunder that number of Shares which, when added to the number of Shares sold by the Seller during the preceding [***] (excluding, for this purpose, sales of Shares in the [***] Selling Period referenced in clause (i) above), does not exceed the greatest of [***].

                           (iii) This Section 9.7(e) shall terminate and be of
no force or effect with respect to, and from and after, a Change in Control. For this purpose, "Change in Control" means (A) a merger or consolidation in which the Buyer or a subsidiary of the Buyer is a constituent party, except any such merger or consolidation involving the Buyer or a subsidiary of the Buyer in which (I) the holders of capital stock of the Buyer immediately before such merger or consolidation own immediately following such merger or consolidation more than 50% by voting power of the capital stock of or ownership interest in
(1) the surviving or resulting entity or (2) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity, and (II) the ownership of such holders of capital stock immediately before such merger or consolidation is in substantially the same proportion as the ownership by such holders immediately following such merger or consolidation; or (B) the sale, in a single transaction or series of related transactions, (x) by the Buyer of all or substantially all the assets of the Buyer (except where such sale is to a wholly owned subsidiary) or (y) by the stockholders of the Buyer of more than 50% by voting power of the then-outstanding capital stock of the Buyer.

                           (iv) Each of the numbers and percentages set forth in
this Section 9.7, as well as the total number of Shares to be issued to the Seller as the Closing Stock Payment, shall be subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events affecting the Buyer Common Stock).

         9.8 REGISTRATION RIGHTS.

                  (a) REGISTRATION OF SHARES. The Buyer shall file with the SEC, within fifteen (15) days following the Closing, a Registration Statement on Form S-3 covering the resale to the public by the Seller of the Shares (as the same may be amended, modified or supplemented, the "Registration Statement"). The Buyer shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable. The Buyer shall, as expeditiously as possible, prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provision thereof) and to cause the Registration Statement to become effective and to remain effective until the second anniversary of the Closing Date or such earlier time as all of the Shares covered by the Registration Statement have been sold.

                  (b) LIMITATIONS ON REGISTRATION RIGHTS.

                           (i) The Buyer may, by written notice to the Seller,
(A) delay the filing or effectiveness of the Registration Statement or (B) suspend the Registration Statement after effectiveness and require that the Seller immediately cease sales of the Shares pursuant to the Registration Statement, in the event that the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Buyer desires to keep confidential for business reasons, if the Buyer determines in good faith that the public disclosure requirements imposed on the Buyer under the Securities Act in connection with the Registration Statement would require disclosure of such activity, transaction, preparations or negotiations. Notwithstanding the foregoing, the Buyer may not delay the filing or effectiveness of the Registration Statement or suspend the effectiveness of the Registration Statement for more than 60 days in any 12-month period.

                           (ii) If the Buyer delays or suspends the Registration
Statement or requires the Seller to cease sales of the Shares pursuant to clause
(i) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file the Registration Statement, have the Registration Statement declared effective, reinstate the effectiveness of the Registration Statement and/or give written notice to the Seller authorizing it to resume sales pursuant to the Registration Statement. If, as a result thereof, the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to the Seller given pursuant to this clause (ii), and the Seller shall make no offers or sales of Shares pursuant to the Registration Statement other than by means of such revised prospectus.

                  (c) REGISTRATION PROCEDURES.

                           (i) In connection with the filing by the Buyer of the
Registration Statement, the Buyer shall:

                                    (A)   as expeditiously as possible, furnish
                                          to the Seller such reasonable number
                                          of copies of the prospectus, including
                                          any preliminary prospectus, in
                                          conformity with the requirements of
                                          the Securities Act, and such other
                                          documents as the Seller may reasonably
                                          request in order to facilitate the
                                          public sale or other disposition of
                                          the Shares;

                                    (B)   as expeditiously as possible, use its
                                          best efforts to register or qualify
                                          the Shares covered by the Registration
                                          Statement under the securities or Blue
                                          Sky laws of such states as the Seller
                                          shall reasonably request, and do any
                                          and all other acts and things that may
                                          be necessary or desirable to enable
                                          the Seller to consummate the public
                                          sale or other disposition in such
                                          states of the Shares; PROVIDED,
                                          HOWEVER, that the Buyer shall not be
                                          required in connection with this
                                          clause (ii) to qualify as a foreign
                                          corporation or execute a general
                                          consent to service of process in any
                                          jurisdiction;

                                    (C)   notify the Seller promptly after it
                                          shall receive notice thereof of the
                                          time when such Registration Statement
                                          has become effective or a supplement
                                          to any Prospectus forming a part of
                                          such Registration Statement has been
                                          filed; and

                                    (D)   as expeditiously as possible following
                                          the effectiveness of such Registration
                                          Statement, notify the Seller of any
                                          request by the SEC for the amending or
                                          supplementing of such Registration
                                          Statement or prospectus.

                           (ii) If the Buyer has delivered preliminary or final
prospectuses to the Seller and, after having done so, the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Seller and, if requested by the Buyer, the Seller shall immediately cease making offers or sales of the Shares under the Registration Statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Seller with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Seller shall be free to resume making offers and sales under the Registration Statement.

                           (iii) The Buyer shall pay the expenses incurred by it
in complying with its obligations under this Section 9.8, including without limitation all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer, but excluding (A) any selling commission or underwriting discounts incurred by the Seller in connection with sales under the Registration Statement and (B) the fees and expenses of any counsel retained by the Seller.

                           (iv) The Seller shall promptly provide to the Buyer
any information about the Seller that the Buyer reasonably requests in connection with the Registration Statement.

                  (d) INDEMNIFICATION AND CONTRIBUTION.

                           (i) In the event of any registration of any of the
Shares under the Securities Act pursuant to this Agreement, the Buyer will indemnify and hold harmless the Seller, each underwriter of the Shares, and each other person, if any, who controls the Seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which the Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (B) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Buyer of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Buyer will reimburse the Seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by the Seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Buyer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Buyer, in writing, by or on behalf of the Seller, underwriter or controlling person specifically for use in the preparation thereof.

                           (ii) In the event of any registration of any of the
Shares under the Securities Act pursuant to this Agreement, the Seller will indemnify and hold harmless the Buyer, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Buyer or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Buyer, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement or a material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (B) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to the Seller furnished in writing to the Buyer by the Seller specifically for use in connection with the preparation of the Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations hereunder shall be limited to an amount equal to the net proceeds to the Seller of the Shares sold in connection with such registration.

                           (iii) A Person entitled to indemnification under this
Section 9.8 (a "Registration Indemnified Party") shall give prompt written notification to the Person from whom indemnification is sought (the "Registration Indemnifying Party") after such Registration Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Registration Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Registration Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Registration Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, PROVIDED, FURTHER, that the failure of any Registration Indemnified Party to give notice as provided herein shall not relieve the Registration Indemnifying Party of its obligations under this Section 9.8(d) except to the extent that the Registration Indemnifying Party is adversely affected by such failure. The Registration Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Registration Indemnifying Party shall pay such expense if the Registration Indemnified Party reasonably concludes that representation of such Registration Indemnified Party by the counsel retained by the Registration Indemnifying Party would be inappropriate due to actual or potential differing interests between the Registration Indemnified Party and any other party represented by such counsel in such proceeding; PROVIDED FURTHER that in no event shall the Registration Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Registration Indemnified Party. The Registration Indemnifying Party also shall be responsible for the expenses of such defense if the Registration Indemnifying Party does not elect to assume such defense. No Registration Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Registration Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Registration Indemnified Party of a release from all liability in respect of such claim or litigation, and no Registration Indemnified Party shall consent to entry of any judgment or settle such claim or litigation with the prior written consent of the Registration Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

                           (iv) In order to provide for just and equitable
contribution in circumstances in which the indemnification provided for in this
Section 9.8(d) is due in accordance with its terms but for any reason is held to be unavailable to a Registration Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Registration Indemnifying Party shall in lieu of indemnifying such Registration Indemnified Party, contribute to the amount paid or payable by such Registration Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Buyer on the one and hand the Seller on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Buyer and the Seller shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Buyer or the Seller and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Buyer and the Seller agree that it would not be just and equitable if contribution pursuant to this Section 9.8(d)(iv) were determined by pro rata allocation or by any other method of allocation which does not take into account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9.8(d)(iv), (A) in no case shall the Seller be liable or responsible for any amount in excess of the net proceeds received by the Seller from the offering of the Shares and (B) in such event the Buyer shall be liable and responsible for any amount in excess of such proceeds: PROVIDED, HOWEVER, that no Person guilty of fraudulent misrepresentations (within the meanings of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9.8(d)(iv), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 9.8(d)(iv). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (e) RULE 144. The Buyer agrees to:

                           (i) use its commercially reasonable best efforts to
make and keep current public information about the Buyer available, as those terms are understood and defined in Rule 144;




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

                           (ii) use its commercially reasonable best efforts to
file with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act; and

                           (iii) furnish the Seller upon request (A) a written
statement by the Buyer as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Buyer, and (C) such other reports and documents of the Buyer as may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

                  (f) ASSIGNMENT OF RIGHTS. The Seller may not assign any of its rights under this Section 9.8 except in connection with the transfer of some or all of the Shares to its stockholders, PROVIDED that each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Section 9.8.

                  (g) COOPERATION. It shall be a condition precedent to the obligations of the Buyer to take any action pursuant to this Section 9.8 that the Seller or any permitted assignee shall furnish to the Buyer all such information and materials and shall take all action as may be reasonably required in order to permit the Buyer to comply with the applicable requirements of the Securities Act and the SEC.

         9.9 REBATE CHARGES; WHOLESALER CHARGES; DISCOUNTS. The Buyer shall promptly forward to the Seller any invoice or other communication that it receives that covers or relates to any Rebate Charges, Wholesaler Charges or Discounts. The Buyer shall cooperate with the Seller and provide to the Seller such information as may be reasonably requested by the Seller in order for the Seller to evaluate, calculate and determine claims made for Rebate Charges, Wholesaler Charges and Discounts.

         9.10 [***].

                                   ARTICLE X-
                                  MISCELLANEOUS

         10.1 PRESS RELEASES AND ANNOUNCEMENTS. Immediately after the execution and delivery of this Agreement, the Buyer will issue a press release announcing the execution and delivery of this Agreement, substantially in the form agreed by the Parties. No Party shall issue (and each Party shall cause its Affiliates not to issue) any other press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party or Parties; PROVIDED, HOWEVER, that any Party may issue any press release or make any public disclosure it believes in good faith is required by law, regulation or stock exchange rule (in which case the disclosing Party shall promptly advise the other Party and the other Party shall, if practicable, have the right to review and comment on such press release or public disclosure prior to its issuance or publication).





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

         10.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates.

         10.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement between the Buyer and the Seller with respect to the subject matter hereof. This Agreement and the Ancillary Agreements supersede any prior agreements or understandings between the Buyer and the Seller and any representations or statements made by or on behalf of the Seller or any of its respective Affiliates to the Buyer, whether written or oral, with respect to the subject matter hereof, other than the Confidentiality Agreement.

         10.4 SUCCESSION AND ASSIGNMENT. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, which written approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, this Agreement, and all rights, interests and obligations hereunder, may be assigned, without such consent, to any entity that acquires all or substantially all of a Party's business or assets to which this Agreement relates and that agrees in a writing delivered to the non-assigning Party to be bound by the terms and conditions hereof as the assigning Party hereunder; PROVIDED, HOWEVER, that notwithstanding such assignment the Buyer shall remain primarily liable to the Seller for the Buyer's obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

         10.5 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four (4) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     IF TO THE BUYER:                        COPY TO:
     ---------------                         -------

     Nabi Biopharmaceuticals                 Nutter McClennen & Fish LLP
     5800 Park of Commerce Boulevard, N.W.   World Trade Center West
     Boca Raton, FL  33487                   155 Seaport Boulevard
     Telecopy:  (561) 989-5801               Boston, MA  02210-2604
     Attention:  Anna E. Mack, Esq.          Telecopy: (617) 310-9597
                                             Attention: Constantine Alexander,
                                                        Esq.



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


     IF TO THE SELLER:                       COPY TO:
     ----------------                        -------

     Braintree Laboratories, Inc.            Hale and Dorr LLP
     60 Columbia Street West                 60 State Street
     P.O. Box 850929                         Boston, MA  02109
     Braintree, MA  02185-0929               Telecopy: (617) 526-5000
     Telecopy:  (781) 843-7932               Attention: David E. Redlick, Esq.
     Attention:  Robert M. Raleigh, Jr.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         10.6 NO RIGHTS OR LICENSES BY IMPLICATION. No rights or licenses with respect to the Product Line Operations or Phos-Lo Products or any intellectual property rights or technology of either Party are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement or the Ancillary Agreements.

         10.7 AMENDMENTS AND WAIVERS. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         10.9 EXPENSES. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.




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

         10.10 SPECIFIC PERFORMANCE. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party may be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any state or federal court sitting in the Commonwealth of Massachusetts in accordance with Section 10.12.

         10.11 GOVERNING LAW. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

         10.12 SUBMISSION TO JURISDICTION. Each Party (a) submits to the exclusive jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts, with respect to actions or proceedings arising out of or relating to this Agreement in which a Party seeks an injunction or any other equitable remedy and with respect to disputes specifically excluded from the provisions of Section 10.18, (b) submits to the exclusive jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts in any action or proceeding for the enforcement of any arbitration decision pursuant to
Section 10.18, with respect to all actions and proceedings arising out of or relating to this Agreement other than those described by clause (a) above, (c) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, (d) waives any claim of inconvenient forum or other challenge to venue in such court, and (e) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party may make service on the other Party, and each Party agrees to accept service, of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 10.5. Nothing in this Section 10.12, however, shall affect the right of any Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

         10.13 CONSTRUCTION.

                  (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                  (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  (c) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.



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

                  (d) Any reference herein to an Article, section or clause shall be deemed to refer to an Article, section or clause of this Agreement, unless the context clearly indicates otherwise.

                  (e) All references to "$," "Dollars" or "US$" refer to currency of the United States of America.

                  (f) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         10.14 WAIVER OF JURY TRIAL. To the extent permitted by applicable law, each Party hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of any Party in the negotiation, administration, performance and enforcement of this Agreement.

         10.15 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         10.16 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         10.17 TRANSFER AND SALES TAX. Notwithstanding any provisions of law imposing the burden of such Taxes on the Seller or the Buyer, as the case may be, each Party shall be responsible for and shall pay one-half of (a) all sales, use and transfer Taxes, and (b) all similar governmental charges, if any, upon the sale or transfer of any of the Acquired Assets hereunder. If either Party shall fail to pay such amounts on a timely basis, the other Party may pay such amounts to the appropriate Governmental Authority or Authorities, and the non-paying Party shall promptly reimburse the paying Party for any amounts so paid by paying Party. The Buyer agrees to timely sign and deliver to the Seller such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes.

         10.18 ARBITRATION.

                  (a) In the event that any dispute, controversy or claim arises under this Agreement, including without limitation under Section 9.8 of this Agreement, that cannot be settled by the Buyer and the Seller, either Party may proceed to institute an arbitration proceeding and such dispute, controversy or claim shall be settled by arbitration in accordance with the following:

                           (i) APPLICABLE RULES. A single arbitrator shall
conduct the arbitration proceedings in accordance with the provisions of the Federal Arbitration Act (99 U.S.C. Section 1 et seq.) (the "Federal Arbitration

Act") and the Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration Rules"). The arbitration shall be held in Boston, Massachusetts.

                           (ii) INITIATION OF ARBITRATION. To submit a dispute,
controversy or claim to arbitration, either the Buyer or the Seller shall furnish to the other and the American Arbitration Association a notice (the "Arbitration Notice") containing (A) the name and address of the complaining Party, (B) the nature of the dispute, controversy or claim in reasonable detail,
(C) its intent to commence arbitration proceeding under this Agreement and (D) the other information required under the Federal Arbitration Act and the Arbitration Rules.

                           (iii) SELECTION OF ARBITRATOR. Within twenty (20)
Business Days after delivery of the Arbitration Notice, the Buyer and the Seller shall seek to agree upon one arbitrator. If the Parties cannot mutually agree upon an arbitrator within the twenty (20) Business Day period after delivery of the Arbitration Notice, the American Arbitration Association shall select such arbitrator from the list of the American Arbitration Association's National Panel of Commercial Arbitrators. The arbitrator shall be an individual not subject to disqualification under Rule No. 19 (or any successor rule) of the Arbitration Rules (or any successor rule).

                           (iv) DISCOVERY. In addition, each party shall have
the right to take discovery of the other party by any or all methods provided in the Federal Rules of Civil Procedure. The arbitrator may upon request exclude any evidence not made available to the other party pursuant to a proper discovery request from being used in the arbitration.

                           (v) JUDGMENT. The determination of the arbitrator as
to the resolution of the dispute, controversy or claim shall be final and binding and conclusive to the maximum extent permitted by law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. This agreement to arbitrate is irrevocable.

                  (b) FEES AND EXPENSES. Any reasonable fees and expenses incurred by any Party in connection with resolving any dispute, claim or controversy under this Section 10.18, including without limitation any legal fees or fees and expenses incurred in connection with any arbitration proceeding held pursuant to Section 10.18(a), shall be borne by such Party unless otherwise determined by the arbitrator.

                  (c) NO LIMITATION. Nothing in this Section 10.18 shall be construed as limiting in any way the right of a Party to seek a temporary restraining order or other injunctive relief with respect to any actual or threatened breach of this Agreement from a court in accordance with Section
10.12. Should any Party seek a temporary restraining order or other injunctive relief, then for purposes of determining whether to grant such temporary restraining order or other injunctive relief, the dispute underlying the request for such temporary restraining order or other injunctive relief may be heard by a court in accordance with Section 10.12.

         10.19 TAX CONFIDENTIALITY PROVISION. Notwithstanding anything contained herein to the contrary, each Party to the transaction contemplated by this Agreement (the "Transaction") (and each of its employees, representatives and other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions and other tax analyses) that are provided to such Party or Parties relating to the tax treatment or tax structure of the Transaction, except that such disclosure is not permitted to the extent necessary for each Party to comply with the federal or state securities laws. This authorization is not intended to permit disclosure of any other information and materials relating to the Transaction including, without limitation: (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the Transaction, (ii) the identities of participants or potential participants in the Transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the Transaction), and (v) any other term or detail not relevant to the tax treatment or the tax structure of the Transaction.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                         BRAINTREE LABORATORIES, INC.

                                         By: /s/ HARRY P. KEEGAN, III
                                             -----------------------------------
                                         Name: Harry P. Keegan, III
                                         Title:   Chief Executive Officer


                                         NABI BIOPHARMACEUTICALS

                                         By: /s/ THOMAS H. McLAIN
                                             ----------------------------------
                                         Name: Thomas H. McLain
                                         Title:  Chief Executive Officer




                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]



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